As filed with the Securities and Exchange Commission on December 15, 2010

Registration No. 333-170834

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTEC, INC.

See Guarantors listed on “Table of Subsidiary Guarantors” on following page for additional Registrants.

(Exact Name of Registrant as Specified in its Charter)

Florida	1623	65-0829355
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alberto de Cardenas, Esq.

Executive Vice President & General Counsel

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(305) 599-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission also send copies of all notices, orders and communications to:

Barbara J. Oikle, Esq.	Joel S. Klaperman, Esq.
Greenberg Traurig, P.A.	Shearman & Sterling LLP
333 Avenue of the Americas	599 Lexington Avenue
Miami, Florida 33131	New York, NY 10022
(305) 579-0500	(212) 848-8021

Approximate date of commencement of proposed sale of the securities to the public: The offer commenced, and the exchange offer prospectus and tender offer materials were sent to the security holders beginning on November 24, 2010, and the registrant expects to commence the sale pursuant to the exchange offer as soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule. 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
4.00% Senior Convertible Notes due 2014	$115,000,000	100%	$115,000,000	$8,199.50
4.25% Senior Convertible Notes due 2014	$100,000,000	100%	$100,000,000	$7,130.00
Guarantees of 4.00% Senior Convertible Notes due 2014(3)	(4)	(4)	(4)	(4)
Guarantees of 4.25% Senior Convertible Notes due 2014(3)	(4)	(4)	(4)	(4)
Common Stock, par value $0.10 per share	13,757,415(5)	(5)	(5)	(5)
Total:				$15,329.50(6)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3)	Guarantees of the 4.00% Senior Convertible Notes due 2014 and the 4.25% Senior Convertible Notes due 2014 by the entities listed in the Table of Subsidiary Guarantors on the following page.
(4)	No separate consideration will be received for the guarantees of the notes being registered. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees of the Notes being registered.
(5)	Represents a good faith estimate of the number of shares of common stock that may be issued assuming that all of the convertible notes being registered are converted, and the Company elected to settle all such conversions with shares of common stock at the initial conversion rate of 63.4417 and 64.6162 shares of our common stock per $1,000 principal amount of the 4.00% Senior Convertible Notes due 2014 and 4.25% Senior Convertible Notes due 2014, respectively, and for which no registration fee is payable pursuant to Rule 457(i) under the Securities Act. In addition to the shares of common stock set forth in the table, pursuant to Rule 416 under the Securities Act, we are registering an indeterminate number of shares of common stock that may become issuable upon conversion of the notes by reason of any stock split, stock dividend, recapitalization or similar events.
(6)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTORS

Name	Primary Standard Industrial Classification Code	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Church & Tower, Inc.	1623	Florida	65-0227979
Direct Star TV, LLC	1623	North Carolina	54-2074685
GlobeTec Construction, LLC	1623	Florida	20-0197046
MasTec Brazil I, Inc.	1623	Florida	65-0890223
MasTec Brazil II, Inc.	1623	Florida	65-0890224
MasTec Contracting Company, Inc.	1623	Nevada	04-3736337
MasTec Latin America, Inc.	1623	Delaware	65-0726671
MasTec North America, Inc.	1623	Florida	65-0829357
MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)	1623	Florida	14-1943970
MasTec Property Holdings, LLC	1623	Nevada	26-4027848
MasTec Residential Services, LLC	1623	Florida	27-0637848
MasTec Services Company, Inc.	1623	Florida	65-0791004
MasTec Spain, Inc.	1623	Florida	65-0890231
MasTec Venezuela, Inc.	1623	Florida	65-0890232
Nsoro MasTec, LLC	1623	Florida	26-3078035
Nsoro MasTec International, Inc.	1623	Nevada	26-4097196
Power Partners MasTec, LLC	1623	North Carolina	26-1623356
Precision Acquisition, LLC	1623	Wisconsin	27-1186147
Precision Pipeline LLC	1623	Wisconsin	20-0667117
Precision Transport Company, LLC	1623	Wisconsin	20-3843698
Pumpco, Inc.	1623	Texas	74-2196341
Three Phase Line Construction, Inc.	1623	New Hampshire	02-0486688
Three Phase Acquisition Corp.	1623	New Hampshire	26-1623833
Wanzek Construction, Inc.	1623	North Dakota	45-0311915

All subsidiary guarantors have the following principal executive office and telephone number: c/o 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. (305) 599-1800

The address, including zip code of the agent for service for each of the Co-Registrants is Alberto de Cardenas, Executive Vice President and General Counsel of MasTec, Inc., 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. The telephone number, including area code, of the agent for service for each of the Co-Registrants is (305) 599-1800.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DATED DECEMBER 15, 2010

Preliminary Prospectus

MasTec, Inc.

Offer to Exchange

New 4.00% Senior Convertible Notes due 2014 and an Exchange Fee For a Like Principal Amount of 4.00% Senior Convertible Notes due 2014	New 4.25% Senior Convertible Notes due 2014 and an Exchange Fee For a Like Principal Amount of 4.25% Senior Convertible Notes due 2014

MasTec, Inc. is offering to exchange (i) up to $115,000,000 aggregate principal amount of 4.00% Senior Convertible Notes due 2014, or the New 4.00% Notes, for a like principal amount of its outstanding 4.00% Senior Convertible Notes due 2014, or the Original 4.00% Notes, plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.00% Notes validly tendered and accepted in the exchange offer and (ii) up to $100,000,000 aggregate principal amount of 4.25% Senior Convertible Notes due 2014, or the New 4.25% Notes, for a like principal amount of its outstanding 4.25% Senior Convertible Notes due 2014, or the Original 4.25% Notes, plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.25% Notes validly tendered and accepted in the exchange offer. The Original 4.00% Notes and the Original 4.25% Notes are collectively referred to as the Original Notes, and the New 4.00% Notes and the New 4.25% Notes are collectively referred to as the New Notes.

General Differences Between the New Notes and the Original Notes

The terms of the New Notes are substantially identical to the terms of the Original Notes, except for the following modifications:

Optional Physical, Cash or Combination Settlement. Upon conversion of the New Notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus. Conversions of the New 4.00% Notes into only shares of our common stock, at our election, will be at an initial conversion rate of 63.4417 shares of our common stock per $1,000 principal amount of New 4.00% Notes (equivalent to an initial conversion price of approximately $15.76 per share, which initially equals 7,295,795 shares of common stock assuming all $115,000,000 aggregate principal amount of the New 4.00% Notes are converted), subject to adjustment as described in this prospectus. Conversions of the New 4.25% Notes into only shares of our common stock, at our election, will be at an initial conversion rate of 64.6162 shares of our common stock per $1,000 principal amount of New 4.25% Notes (equivalent to an initial conversion price of approximately $15.48 per share, which initially equals 6,461,620 shares of our common stock assuming all $100,000,000 aggregate principal amount of the New 4.25% Notes are converted), subject to adjustment as described in this prospectus.

Conditional Conversion Features. The Original Notes are convertible at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date; however, on or prior to March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, the New Notes may be converted only upon the satisfaction of certain specified conditions. See “Description of the New 4.00% Notes—Conversion Rights” and “Description of the New 4.25% Notes—Conversion Rights.”

However, on or after March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, until the close of business on the business day immediately preceding the applicable maturity date, holders may convert their New Notes in integral multiples of $1,000 principal amount at any time, regardless of the conditions described in “Description of the New 4.00% Notes—Conversion Rights” and “Description of the New 4.25% Notes—Conversion Rights.”

Registration. The New Notes will be registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act, whereas the Original 4.25% Notes were not so registered; and therefore certain related provisions will not apply to the New 4.25% Notes.

Terms of the Exchange Offer

•	All Original Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for New Notes.

•	You may withdraw tendered Original Notes at any time prior to the expiration of the tender offer.

•	We will not receive any proceeds from the exchange offer.

•

The expiration date for the exchange offer is 12:00 midnight, New York City time, on December 22, 2010, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

Conditions of the Exchange Offer

Minimum Tender Condition. The exchange offer for our Original 4.00% Notes is conditioned on a minimum aggregate principal amount of $25,000,000 of such notes being validly tendered and accepted in the exchange offer. The exchange offer for our Original 4.25% Notes is conditioned on a minimum aggregate principal amount of $25,000,000 of such notes being validly tendered and accepted in the exchange offer. However, meeting or exceeding the minimum tender condition for our Original 4.00% Notes is not a condition to the exchange offer for our Original 4.25% Notes, nor is meeting or exceeding the minimum tender condition for our Original 4.25% Notes a condition to the exchange offer for our Original 4.00% Notes.

Other Conditions. As explained more fully in the prospectus, the exchange offer is additionally subject to customary conditions.

Subject to applicable securities laws, we reserve the right to waive any and all conditions to the offer (other than the condition that the registration statement be declared effective), to extend or terminate the offer or otherwise to amend the offer in any respect.

The New Notes will not be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.” The last reported sale price of our common stock on December 14, 2010 was $14.04.

See “Risk Factors” beginning on page 11 for a discussion of matters that should be considered in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays Capital                                     Morgan Stanley

The date of this prospectus is             , 2010

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and in any other written communication authorized by us. We have not authorized, and we have not authorized anyone else to authorize, anyone to provide you with different information, whether orally or in writing. If anyone provide you with different or inconsistent information, you should not rely on it. The information that appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospectus may have changed since the date of such information. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted.

In this prospectus, the term “MasTec” refers to MasTec, Inc.; the term “Guarantors” refers to those subsidiaries of MasTec that guarantee the New Notes and the Original Notes; except as otherwise indicated, “we,” “us” and “our” refer to MasTec and its subsidiaries (including the Guarantors).

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request to:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attn: Alberto de Cardenas, Esq.

Executive Vice President & General Counsel

To obtain timely delivery of any of our filings, agreements or other documents before the expiration date, you must make your request to us no later than December 15, 2010. In the event that we extend the exchange offer, you must submit your request at least five business days before the expiration date of the exchange offer, as extended.

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” some of the documents that we file with it into this prospectus. This means that we can disclose important business, financial and other information to you by referring you to those documents, and the information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. The following documents are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

i

•	our Definitive Proxy Statement on Schedule 14A filed in connection with our 2010 Meeting of Shareholders;

•	Our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•

Our Current Reports on Form 8-K and/or Form 8-K/A filed with the SEC on January 28, 2010, February 8, 2010, April 6, 2010, June 3, 2010, July 9, 2010, October 21, 2010, November 17, 2010 and November 24, 2010 (not including any information furnished under Item 2.02, 7.01 or 9.01 of any such Form 8-K or Form 8-K/A);

•	Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on November 4, 2009; and

•

the description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering (including any such document filed by us after the filing and prior to the effectiveness of this registration statement) will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement that we filed with the SEC, and it does not contain all the information contained in the registration statement and the exhibits to the registration statement. For further information with respect to us, we refer you to the registration statement and to the exhibits to the registration statement. You may read and copy the reports, statements and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or the registration statement of which this prospectus forms a part.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements based on our current expectations, assumptions, and estimates about us and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “will,” “may,” “attempt” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. All statements other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. These forward-looking statements are based on our current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those anticipated in such forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to:

•	further or continued economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve;

•	market conditions, technical and regulatory changes that affect us or our customers’ industries;

•	our ability to estimate the costs associated with our fixed price and other contracts and performance on such projects;

•	our ability to replace non-recurring projects with new projects;

•

our ability to retain qualified personnel and key management, including from acquired businesses, enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected;

•

the impact of the American Recovery and Reinvestment Act of 2009 and any similar local or state regulations affecting renewable energy, electrical transmission, broadband and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements;

•	our ability to attract and retain qualified managers and skilled employees;

•	trends in oil and natural gas prices;

•	increases in fuel, maintenance, materials, labor and other costs;

•	the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate;

•	any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding;

•	the highly competitive nature of our industry;

•	our dependence on a limited number of customers;

•	the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases prices paid for services on short or no notice under our contracts;

•	the impact of any unionized workforce on our operations, including labor availability and relations;

•	liabilities associated with multiemployer union pension plans, including underfunding liabilities, for our operations that employ unionized workers;

•	any liquidity issues related to our securities held for sale;

•	the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts;

•	any exposure related to our divested state Department of Transportation projects and assets;

•	restrictions imposed by our credit facility, senior notes, Original Notes and any future loans or securities;

•	our ability to obtain performance and surety bonds;

•	the outcome of our plans for future operations, growth and services, including business development efforts, backlog and acquisitions;

•

any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances;

•	our anticipated use of cash in connection with the settlement of our conversion obligations under the New Notes; and

•	the other factors referenced in this prospectus under “Risk Factors” and other factors detailed from time to time in the reports and other filings we make with the SEC.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. If any of the foregoing risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or in imply by any of our forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the SEC, we do not plan and assume no obligation to publicly update or revise any forward-looking statements contained herein after the date of this prospectus, whether as a result of any new information, future events or otherwise.

SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before tendering your Original Notes for New Notes. Before making an investment decision, you should read this entire prospectus and the information incorporated by reference in this prospectus carefully, including our consolidated financial statements and related notes and risk factors included in our most recently filed Form 10-K and Forms 10-Q, in each case as updated or supplemented by subsequent reports that we file with the SEC.

Our Company

We are a leading national infrastructure construction company operating mainly throughout the United States across a range of industries. Our activities include, but are not limited to, the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure, including: electrical utility transmission and distribution, wind farms, solar farms, other renewable energy, natural gas and petroleum pipeline infrastructure, wireless, wireline, satellite communication, industrial infrastructure and water and sewer systems. Our customers are in the following industries, among others: utilities (including wind farms, solar farms and other renewable energy, natural gas gathering systems and pipeline infrastructure), communications (including wired and wireless telephony and satellite television) and government (including water, sewer and other utility and communications work on military bases).

We, or our predecessor companies, have been in business for over 80 years. We offer our services primarily under the MasTec service mark and operate through a network of over 260 locations and approximately 9,600 employees as of September 30, 2010. We have consistently ranked among the top specialty contractors by Engineering News-Record over the past five years.

We serve a diversified domestic customer base, and our top ten customers include some of the largest communications and utility companies in the United States, including DIRECTV®, AT&T, Enbridge, Edison Mission Energy, Duke Energy, El Paso Corporation, Tenaska Energy, Talisman Energy, Great River Energy and NextEra Energy. We have longstanding relationships with many customers and often provide services under multi-year master service agreements and other service agreements. Because our business is concentrated among relatively few major customers, our business could be negatively impacted if the amount of business we obtain from these customers is reduced, or if we complete the required work on projects and cannot replace them with similar projects. Revenue concentration information, as a percent of total consolidated revenue, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue from top ten customers	74%	75%	73%	72%
Revenue from specific customers:
DIRECTV®	25%	31%	26%	32%
AT&T	22%	19%	19%	15%

Our relationship with DIRECTV® is based upon two agreements to provide installation and maintenance services for DIRECTV® and, in support of the installation business, to provide marketing and sales services on behalf of DIRECTV®. Our relationship with AT&T is primarily based upon master service agreements, other service agreements and construction/installation contracts for both AT&T’s wireless and wireline infrastructure businesses.

In July 2010, we entered into a purchase option agreement with Red Ventures LLC, which we refer to as Red Ventures, and certain of Red Ventures’ affiliates, which grants Red Ventures a purchase option to acquire our wholly owned subsidiary, DirectStar TV LLC, which we refer to as DirectStar, and its subsidiaries. The purchase option is exercisable from January 1, 2011 through September 30, 2011. DirectStar, in support of the DIRECTV® installation business, provides marketing and sales services on behalf of DIRECTV®. Should Red Ventures execute their purchase option agreement, our revenues from DIRECTV® would be reduced. Without DirectStar’s revenues from services provided to DIRECTV®, our DIRECTV® revenues would have been 19% and 20% of total consolidated revenue for the three and nine months ended September 30, 2010, respectively.

Recent Events

EC Source Investment

On November 16, 2010, we entered into a membership interest purchase agreement pursuant to which for $10 million we purchased a 33% interest in EC Source Services, LLC, a Nevada limited liability company that we refer to as EC Source, and acquired a two-year option, referred to as the Merger Option, that grants us the right, but not the obligation, to acquire EC Source via merger, referred to as the EC Source Acquisition, pursuant to the terms of an Agreement and Plan of Merger, referred to as the Merger Agreement, that was entered into on November 16, 2010 by and among us, EC Source, certain of our wholly-owned subsidiaries and the members of EC Source. Our $10 million investment will be utilized by EC Source to support working capital and make equipment purchases as necessary to meet demands of its existing and future projects.

Pursuant to the Merger Option and Merger Agreement, if we, in our sole discretion, exercise our option to close the EC Source Acquisition we will be required to deliver to the other EC Source equity holders 5,153,846 shares of our common stock, referred to as the MasTec Shares, subject to certain purchase price adjustments, and a five-year earn-out, payable in either MasTec Shares or cash at our election, based on EC Source’s EBITDA generally equal to 20% of the excess, if any, of EC Source’s annual EBITDA in excess of $15 million. The Merger Agreement provides that the MasTec Shares shall be subject to transfer restrictions which shall lapse 25% on the first anniversary of the closing of the EC Source Acquisition, an additional 25% on the second anniversary of the closing of the EC Source Acquisition and the remaining 50% on the third anniversary of the closing of the EC Source Acquisition.

Should we exercise the Merger Option, the consummation of the EC Source Acquisition will be subject to certain conditions, including, among others, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. We anticipate making our antitrust filings in the near future. Either we or the EC Source members may terminate the Merger Agreement if we have exercised the Merger Option but the closing of the EC Source Acquisition has not occurred within six months following that exercise or if we have not exercised the Merger Option within two years of entry into the Merger Agreement.

Amendment to Credit Facility

On November 24, 2010, we entered into an amendment to our Senior Secured Credit Facility, expiring May 10, 2013, which we refer to as our Credit Facility, pursuant to which the lenders thereunder consented to the Exchange Offer and our issuance of the New Notes, subject to, among other things, the condition that the amount of cash we pay, prior to the expiration of the Credit Facility in May 2013, to defease, redeem, or settle conversions of the New Notes not exceed $10.0 million in aggregate from cash on hand without the prior consent of the lenders under the Credit Facility.

Certain Information About Us in This Prospectus

Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134, and our telephone number is (305) 599-1800. We maintain a website at http://www.mastec.com. Information contained or linked on our website is not a part of this prospectus.

Summary Terms of the Exchange Offer

The following is a summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “Exchange Offer.”

The Exchange Offer

Upon the terms and subject to the conditions of the exchange offer, we are offering to exchange:

(i)     $1,000 principal amount of New 4.00% Notes for each $1,000 principal amount of Original 4.00% Notes validly tendered and accepted for exchange plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.00% Notes validly tendered and accepted for exchange; and

(ii)    $1,000 principal amount of New 4.25% Notes for each $1,000 principal amount of Original 4.25% Notes validly tendered and accepted for exchange plus an exchange fee of $2.50 per $1,000 in principal amount of Original 4.25% Notes validly tendered and accepted for exchange.

You may tender none, some or all of your Original Notes, but only in integral multiples of $1,000 principal amount. See “Exchange Offer — Terms of the Exchange Offer.”

Purpose of the Exchange Offer	We are offering to exchange the Original Notes for the New Notes in an attempt to minimize the potential dilution associated with conversions of the notes. The New Notes will provide us with an option to settle conversions in part, or in whole, in cash. We currently intend to satisfy our conversion obligation by delivering a combination of cash and shares of our common stock, using $1,000 as the cash amount in the settlement calculation set forth under “Description of the New 4.00% Notes—Settlement Upon Conversion” and “Description of the New 4.25% Notes—Settlement Upon Conversion.” However, prior to the expiration of our Credit Facility in May 2013, without the consent of the lenders thereunder, we may not borrow under the Credit Facility to settle conversions of the New Notes, nor may we pay more than $10.0 million in the aggregate from cash on hand to settle conversions of the New Notes, and we therefore cannot assure you that we will have the cash available, or be allowed pursuant to the terms of our Credit Facility, to settle any such conversions in part, or in whole, in cash. See “Risk Factors—Risks Related to the Exchange Offer and New Notes—We may be unable to repurchase the New Notes for cash when required by the holders, including following a fundamental change or upon conversion of the New Notes.”

Deciding whether to participate in the exchange offer	Neither we nor our officers or directors make any recommendation as to whether you should tender or refrain from tendering all or any portion of your Original Notes in the exchange offer. Further, we have not authorized anyone to make any such recommendation. You must make your own decision whether to tender your Original Notes in the exchange offer and, if so, the aggregate amount of Original Notes to tender. You should read this prospectus and the letter of transmittal and consult with your advisers, if any, to make that decision based on your own financial position and requirements.

Expiration Date; Extension; Amendments	The expiration date for the exchange offer is 12:00 midnight, New York City time, on December 22, 2010 unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. We may extend the expiration date or amend any of the terms or conditions of the exchange offer for any reason. In the case of an extension, we will issue a press release or other public announcement through an appropriate news agency. If we extend the expiration date, you must tender your Original Notes prior to the date identified in the press release or public announcement if you wish to participate in the exchange offer. In the case of an amendment, we will issue a press release or other public announcement.

We have the right to:

•        extend the expiration date of the exchange offer and retain all tendered Original Notes, subject to your right to withdraw your tendered Original Notes; and

•        waive any condition or otherwise amend any of the terms or conditions of the exchange offer in any respect, other than the condition that the registration statement be declared effective.

See “Exchange Offer—Expiration Date; Extension; Amendments.”

Withdrawal of Tender	You may withdraw your tender of Original Notes in the exchange offer at any time before the expiration of the exchange offer. Any Original Notes not accepted for exchange for any reason will be returned to you at no charge promptly after the expiration or termination of the exchange offer, and no exchange fee will be paid. See “Exchange Offer—Withdrawal of Tenders.”

Exchange Date	The date of acceptance for exchange of the Original Notes is the exchange date, which will be as soon as practicable following the expiration date of the exchange offer. See “Exchange Offer—Terms of the Exchange Offer.”

Issuance of New Notes	We will issue New Notes and the exchange fee in exchange for those Original Notes tendered and accepted in the exchange offer promptly following the exchange date. See “Exchange Offer—Terms of the Exchange Offer.”

Minimum Tender Conditions to the Exchange Offer

The exchange offer for our Original 4.00% Notes is conditioned on a minimum aggregate principal amount of $25,000,000 of such notes being validly tendered and accepted in the exchange offer.

The exchange offer for our Original 4.25% Notes is conditioned on a minimum aggregate principal amount of $25,000,000 of such notes being validly tendered and accepted in the exchange offer.

However, meeting or exceeding the minimum tender condition for our Original 4.00% Notes is not a condition to the exchange offer for our Original 4.25% Notes, nor is meeting or exceeding the minimum tender condition for our Original 4.25% Notes a condition to the exchange offer for our Original 4.00% Notes. See “Exchange Offer—Conditions to the Exchange Offer—Minimum Tender Condition.”

Other Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including that the registration statement and any post-effective amendment to the registration statement covering the New Notes be effective under the Securities Act. See “Exchange Offer—Conditions to the Exchange Offer—General Conditions.”

Procedures for Tendering Outstanding Original Notes

If you wish to participate in the exchange offer, you must complete, sign and date the appropriate accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and such letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal

(or agent’s message from DTC in the case of a tender of Original Notes made in book-entry form), together with the outstanding Original Notes (unless the tender of Original Notes is made in book-entry form) and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal prior to 12:00 midnight, New York City Time, on the expiration date. See “Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender Original Notes in the exchange offer, then you should contact the registered owner promptly, and instruct the registered holder to tender the Original Notes on your behalf. If you wish to tender your Original Notes in the exchange offer on your own behalf, then you must, before completing and executing the letter of transmittal and delivering your Original Notes, either make appropriate arrangements to register ownership of the Original Notes in your name, or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your Original Notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed prior to the expiration date, then you may tender your Original Notes under the procedures described under “Exchange Offer—Guaranteed Delivery Procedures.”

Consequences if You Do Not Exchange Original Notes

If you do not exchange your Original Notes for New Notes, then you will continue to hold your Original Notes and will be entitled to all of the rights and subject to the limitations applicable to the Original Notes. If you do not exchange your Original Notes in the exchange offer, the liquidity of any trading market for Original Notes not tendered for exchange, or tendered for exchange but not accepted, could be reduced to the extent that Original Notes are tendered and accepted for exchange in the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer and New Notes—A market in the Original Notes may not exist following the exchange offer, and, if you do not participate in the exchange offer, any Original Notes that you retain may become less liquid as a result of the exchange offer.”

Accrued Interest on the Original Notes	Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Original Notes. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes. See “Exchange Offer—Interest.”

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offer. See “Use of Proceeds.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. See “Exchange Offer—Accounting Treatment.”

Material Tax Considerations

The U.S. Federal income tax treatment of various aspects of the exchange offer and of conversion of a New Note are uncertain. See “Material U.S. Federal Income Tax Considerations” for a discussion of these uncertainties.

Trading	Our common stock is traded on the New York Stock Exchange under the symbol “MTZ.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth in the section entitled “Exchange Offer—Exchange Agent.”

Risk Factors	See “Risk Factors” beginning on page 11 for a discussion of factors you should carefully consider before deciding to exchange your Original Notes for New Notes.

Summary of Differences between the Original Notes and the New Notes

The summaries below describe the principal differences between the Original Notes and the New Notes. Please carefully read the “Description of the New 4.00% Notes” and “Description of the New 4.25% Notes” sections of this prospectus, which contain a more detailed description of the terms and conditions of the New Notes.

Summary of Differences between the Original 4.00% Notes and the New 4.00% Notes

	Original 4.00% Notes	New 4.00% Notes
Securities	$115.0 million aggregate principal amount of 4.00% Senior Notes due 2014, of which $100.0 million aggregate principal amount were issued on June 5, 2009 and $15.0 million aggregate principal amount were issued on June 22, 2009.	Up to $115.0 million aggregate principal amount of 4.00% Senior Notes due 2014 to be issued pursuant to the exchange offer. There will be no change to the conversion rate.

Conversion Rights; Settlement Upon Conversion	The Original 4.00% Notes are convertible into shares of our common stock at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

The New 4.00% Notes are convertible before the close of business on the business day immediately preceding March 15, 2014 only under the following circumstances:

•        during any calendar quarter commencing after March 31, 2011 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•        during the five business day period after any five consecutive trading day period (we refer to this five trading day period as the measurement period) in which the trading price (as defined under “Description of the New 4.00% Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of New 4.00% Notes, as determined following a request by a holder of New 4.00% Notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; or

•        upon the occurrence of specified corporate events described under “Description of the New 4.00% Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

On or after March 15, 2014, until the close of business on the business day immediately preceding the maturity date, holders may convert their New 4.00% Notes in integral multiples of $1,000 principal amount at any time, regardless of the conditions specified above.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election as described in this prospectus. If we satisfy our conversion obligation solely with cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described in this prospectus) calculated on a proportionate basis for each trading day in a specified observation period (40 trading days for any conversion that occurs before March 15, 2014, and 10 trading days for any conversion that occurs on or after March 15, 2014) (as described in this prospectus). See “Description of the New 4.00% Notes —Conversion Rights—Settlement Upon Conversion.”

In no event will the maximum number of shares issuable pursuant to conversion of the New 4.00% Notes exceed the maximum number of shares that would have been issuable upon conversion of the Original 4.00% Notes for which they are exchanged.

Summary of Differences between the Original 4.25% Notes and the New 4.25% Notes

	Original 4.25% Notes	New 4.25% Notes
Securities	$100.0 million aggregate principal amount of 4.25% Senior Notes due 2014, which were issued on November 10, 2009.	Up to $100.0 million aggregate principal amount of 4.25% Senior Notes due 2014 to be issued pursuant to the exchange offer. There will be no change to the conversion rate.
Conversion Rights; Settlement Upon Conversion	The Original 4.25% Notes are convertible into shares of our common stock at any time on or prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date.

The New 4.25% Notes are convertible before the close of business on the business day immediately preceding September 15, 2014 only under the following circumstances:

•        during any calendar quarter commencing after March 31, 2011 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•        during the five business day period after any five consecutive trading day period (we refer to this five trading day period as the measurement period) in which the trading price (as defined under “Description of the New 4.25% Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of New 4.25% Notes, as determined following a request by a holder of New 4.25% Notes in accordance with the indenture, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day; or

•        upon the occurrence of specified corporate events described under “Description of the New 4.25% Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

On or after September 15, 2014, until the close of business on the business day immediately preceding the maturity date, holders may convert their New 4.25% Notes in integral multiples of $1,000 principal amount at any time, regardless of the conditions specified above.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election as described in this prospectus. If we satisfy our conversion obligation solely with cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described in this prospectus) calculated on a proportionate basis for each trading day in a specified observation period (40 trading days for any conversion that occurs before September 15, 2014, and 10 trading days for any conversion that occurs on or after September 15, 2014) (as described in this prospectus). See “Description of the New 4.25% Notes —Conversion Rights—Settlement Upon Conversion.”

In no event will the maximum number of shares issuable pursuant to conversion of the New 4.25% Notes exceed the maximum number of shares that would have been issuable upon conversion of the Original 4.25% Notes for which they are exchanged.

Registration	The Original 4.25% Notes were not registered under the Securities Act.	The New 4.25% Notes and the shares of our common stock issuable upon conversion of the New 4.25% Notes, if any, will be registered under the Securities Act.

RISK FACTORS

Before you participate in the exchange offer, you should know that making an investment in the New Notes, the Original Notes or the shares of our common stock, if any, issuable upon conversion thereof involves risks, including the risks described below. Before deciding to exchange Original Notes for New Notes, you should carefully consider the risk factors described below, together with the other information contained in this prospectus and the risk factors contained in our most recent annual report on Form 10-K, as updated or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K to the extent filed, each of which is incorporated herein by reference and all other information incorporated by reference in this prospectus. The risk factors set forth below, other than those set forth under the caption “Risks Related to the Exchange Offer and New Notes” unless otherwise noted, are applicable to both the Original Notes and the New Notes issued in the exchange offer. The risks described below are not the only risks facing us. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer and New Notes

The U.S. Federal income tax consequences of an exchange of an Original Note for a New Note are uncertain. If the IRS disagrees with the position we are taking, you could be subject to additional tax liabilities as a result of exchanging an Original Note for a New Note pursuant to the exchange offer.

In the opinion of Greenberg Traurig, P.A. (“Tax Counsel”), although the matter is subject to significant uncertainty, an exchange of an Original Note for a New Note should not constitute a taxable event with respect to the disposition of the Original Note. If that position is correct, a New Note will be treated as a continuation of the Original Note, and an exchanging holder would not have any U.S. Federal income tax consequences solely with respect to that exchange. We intend to take the position that the exchange is not a taxable event. Given the uncertainty regarding that position, there can be no assurance that the Internal Revenue Service (the “IRS”) or a court will agree with it.

If an exchange of an Original Note for a New Note were a taxable event, contrary to the position we intend to take, the tax consequences of the exchange are uncertain. The exchange might be treated as a taxable event on which each exchanging holder would recognize gain or loss in amount equal to the difference between the holder’s adjusted tax basis in the Original Note and the amount realized with respect to the holder’s receipt of the New Note. Alternatively, the exchange could be tax free if it is made pursuant to a recapitalization of the Company and if the Original Note and the New Note each constitutes a “security” for U.S. Federal income tax purposes. In the opinion of Tax Counsel, there is a substantial possibility that neither the Original Notes nor the New Notes constitute securities for U.S. Federal income tax purposes. In that event, assuming an exchange pursuant to the exchange offer is a taxable event, contrary to our position, an exchange of an Original Note for a New Note would be a transaction on which an exchanging holder would recognize gain or loss.

In the opinion of Tax Counsel, the U.S. Federal income tax treatment of receipt of the exchange fee is uncertain but that it is more likely than not that the exchange fee will be taxable as ordinary income at the time of its receipt. Consequently, we intend to withhold U.S. federal income tax from the exchange fee paid to a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders”) participating in the exchange offer. See “Material U.S. Federal Income Tax Considerations” for more information.

The U.S. Federal income tax consequences of conversion of a New Note are subject to uncertainty.

In the opinion of Tax Counsel, the U.S. Federal income tax treatment of a U.S. holder’s conversion of a New Note into our common stock and cash is uncertain. It is possible that the conversion would be treated as a partially taxable exchange or as an exchange pursuant to a recapitalization. In the opinion of Tax Counsel, it is more likely that the conversion would be treated as a partially taxable exchange. However, the IRS may take a different view.

The tax treatment of accrued and unpaid interest on conversion of a New Note is not entirely clear. The receipt of consideration on conversion of a New Note might be treated in part as attributable to accrued and unpaid interest and taxable as ordinary income. In the opinion of Tax Counsel, however, while the matter is subject to significant uncertainty, none of the consideration a holder receives on conversion of a New Note should be attributable to accrued and unpaid interest. However, the IRS may take a different view.

The tax consequences of a holder’s receipt of an interest payment of conversion of a New Note between a record date for an interest payment and the interest payment date and subsequent repayment of that amount to us are uncertain. A U.S. holder should consult its own tax adviser concerning the appropriate consequences.

An active trading market for the New Notes may not develop, which means that you may not be able to sell your New Notes easily. The New 4.00% Notes and the New 4.25% Notes each comprise a new issue of securities for which there is currently no public market, and we cannot assure you that a significant amount of either New 4.00% Notes or New 4.25% Notes will be issued upon consummation of the exchange offer.

Each of the New 4.00% Notes and the New 4.25% Notes comprise a new issue of securities for which there is no public market. We do not plan to list the New Notes on any securities exchange or to include them in any automated quotation system. We cannot assure holders that an active trading market for the New Notes will develop or as to the liquidity or sustainability of any such market, the ability to sell the New Notes or the price at which New Notes may be sold. To the extent that an active trading market does not develop, the liquidity and trading prices for the New Notes will be harmed. The liquidity and future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and financial condition, the price of our common stock and the market for similar securities. An active or liquid trading market for the New Notes may not develop or be sustained.

Although the closing of the exchange offer is conditioned upon a minimum aggregate principal amount of Original Notes being tendered and accepted in the exchange offer, we may waive that condition in our sole discretion. To the extent that less than all of the Original 4.00% Notes or all of the Original 4.25% Notes are exchanged for New 4.00% Notes or New 4.25% Notes, respectively, the trading market for the New 4.00% Notes or New 4.25% Notes, as applicable, will be more limited than the trading market for the Original Notes. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the New Notes may be affected adversely. A limited float could also make the trading price of New Notes more volatile.

A market in the Original Notes may not exist following the exchange offer, and, if you do not participate in the exchange offer, any Original Notes that you retain may become less liquid as a result of the exchange offer.

To the extent that Original Notes are exchanged in the exchange offer, the liquidity of the trading market for the Original Notes, if any, after the completion of the exchange offer may be substantially reduced. Any Original Notes exchanged will reduce the aggregate number of Original Notes outstanding. As a result, the Original Notes may trade at a discount to the price at which they would trade if the exchange offer were not consummated, subject to prevailing interest rates, the market for similar securities and other factors. We cannot assure you that an active market in the Original Notes will exist or be maintained following the exchange offer, and we cannot assure you as to the prices at which the Original Notes may be traded, if at all.

The New Notes contain significant conditions to your ability to convert the New Notes that do not apply to the Original Notes, and you may be precluded from converting the New Notes at a time when you otherwise would have been allowed to convert the Original Notes had you not exchanged them for New Notes in the exchange offer.

Before March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, the New Notes will be convertible by you only if specified conditions are met, which we refer to as the conditional conversion features of the New Notes. See “Description of the New 4.00% Notes—Conversion Rights” and “Description of the New 4.25% Notes—Conversion Rights.” Your ability to convert the Original Notes is not limited by these conditions, and it is possible that you would be able to convert the Original Notes, if you do not tender them in the exchange offer, before you would be able to convert the New Notes, if you do exchange your Original Notes for New Notes. If the conditional conversion features of the New Notes are not met, you will not be able to convert your New 4.00% Notes prior to March 15, 2014 or your New 4.25% Notes prior to September 15, 2014, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the New Notes would otherwise be convertible, even though our common stock may be trading at a price above the applicable conversion price of the New Notes.

We may be unable to repurchase the New Notes for cash when required by the holders, including following a fundamental change or upon conversion of the New Notes.

Holders of the New Notes (and the Original Notes) have the right to require us to repurchase the New Notes upon the occurrence of certain types of fundamental changes prior to maturity as described under “Description of the New 4.00% Notes—Fundamental Change Put” and “Description of the New 4.25% Notes—Fundamental Change Put.” Any of our future debt agreements may contain a similar provision. Additionally, upon conversion of the New Notes, unless we timely elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of fractional shares), we will be required to make cash payments in respect of the New Notes being converted as described under “Description of the New 4.00% Notes—Settlement Upon Conversion” and Description of the New 4.25% Notes—Settlement Upon Conversion.” We may not have sufficient funds to make such payments at the required time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the New Notes in cash or satisfy any cash conversion obligations may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our Credit Facility, which will provide that we may not borrow under the Credit Facility or pay more than $10.0 million in aggregate from cash on hand to defease, redeem or settle conversions of the New Notes prior to the maturity date of the Credit Facility on May 10, 2013. If we fail to timely elect to deliver solely shares of our common stock to settle conversions of New Notes, then we will be required to pay cash to settle a portion, or all, of such conversions. Without the consent of the lenders thereunder, our Credit Facility prohibits us from paying cash from cash on hand to satisfy conversion obligations or to repurchase Original Notes or New Notes in the event of a fundamental change to the extent such obligations, in aggregate, have caused or would cause us to pay more than $10.0 million in aggregate in respect of such obligations prior to the expiration of the Credit Facility in May 2013. Our failure to settle such cash conversion or repurchase obligations in accordance with the terms of the indentures that govern the Original Notes or those that will govern the New Notes would constitute an event of default under such indentures, as applicable, which, in turn, would constitute an event of default under our Credit Facility and our 7.625% notes due 2017.

The conditional conversion feature of the New Notes, if triggered, may adversely affect our financial condition, results of operations and our ability to meet our payment obligations under the New Notes, any Original Notes that remain outstanding following the exchange offer and our other debt.

In the event that any conditional conversion feature of the New Notes is triggered, holders of the New Notes will be entitled to convert the New Notes at their option as described under “Description of the New 4.00% Notes—Conversion Rights” and “Description of the New 4.25% Notes—Conversion Rights.” If one or more holders elect to convert their New Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of fractional shares), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which would adversely affect our liquidity and may affect our ability to meet our payment obligations under the New Notes, any Original Notes that remain outstanding following the exchange offer and our other debt. In addition, even if holders do not elect to convert their New Notes, applicable accounting rules could require us to reclassify all or a portion of the outstanding principal amount of the New Notes as a current liability rather than as a long-term liability if the conditional conversion feature is triggered, which would result in a material reduction of our net working capital.

Upon conversion of the New Notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Upon a holder’s election to convert the New Notes, such holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders New Notes for conversion until the date we settle our conversion obligation.

Under the New Notes, if we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period, and such consideration will be delivered on the third business day following the final trading day of the relevant observation period. As described under “Description of the New 4.00% Notes—Conversion Rights—Settlement Upon Conversion” and “Description of the New 4.25% Notes—Conversion Rights—Settlement Upon Conversion,” this period would be (i) if the relevant conversion date occurs prior to March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, the 40 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after March 15, 2014, in the case of the New 4.00% Notes, and September 15, 2014, in the case of the New 4.25% Notes, the 10 consecutive trading days beginning on, and including, the 12th scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will generally be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation in solely shares of our common stock, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive would be adversely affected and would be less than the conversion value of the New Notes being converted on the conversion date.

An adverse rating of the New Notes may cause the trading price of the notes to fall.

We do not expect to seek a rating on the New Notes; however, if a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

The accounting method for the New Notes is subject to uncertainty, including as a result of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board issued an accounting standard for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). This standard applies to certain convertible debt instruments, including the New Notes, that, by their stated terms, may be settled entirely or partially in cash upon conversion. Under this standard, an entity must separately account for the liability and equity components of such convertible debt instruments (such as the New Notes) to reflect the issuer’s economic interest cost. The equity component will be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component will be treated as an original issue discount for purposes of accounting for the debt component of the New Notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the accretion of the discounted carrying value of the notes up to their face amount over the term of the New Notes. We will report lower net income in our financial results because this standard will require interest to include both the current period’s accretion of the debt discount and the New Note’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the New Notes.

In addition, under certain circumstances, convertible debt instruments (such as the New notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the securities are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the securities exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the New Notes, then our diluted earnings per share could be adversely affected. Further, the impact on diluted earnings per share is substantially different under the treasury stock method used for the New Notes and the if-converted method used to calculate diluted earnings per share for the Original Notes. As such, diluted earnings per share in the future will not be easily comparable to periods prior to the exchange offer.

We have not obtained a third-party determination that the exchange offer is fair to holders of the Original Notes and cannot assure you that the value of your New Notes will equal or exceed the value of your Original Notes.

We, nor the dealer managers, are making a recommendation as to whether holders of Original Notes should exchange them for New Notes in the exchange offer. We have not retained, and do not intend to retain, any representative to act on behalf of the holders of the Original Notes for purposes of negotiating the terms of the exchange offer or preparing a report concerning the fairness of the exchange offer. We cannot assure holders of the Original Notes that the value of the New Notes received in the exchange offer will at any time equal or exceed the value of the Original Notes tendered, and we do not take a position as to whether you ought to participate in the exchange offer.

Risks Related to the New Notes and Our Common Stock

There are a number of risks related to investing in the New Notes that are substantially similar to the risks related to investing in the Original Notes, including the following risks.

We have a significant amount of debt. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the New Notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of September 30, 2010, we had approximately $417.8 million of outstanding debt.

This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the New Notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our Credit Facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the New Notes and our other debt.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to a large extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our Credit Facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the New Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the New Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the New Notes and our other debt.

The New Notes will be structurally subordinated to our Credit Facility and any other existing and future secured indebtedness of us and our subsidiaries.

The New Notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes will be structurally subordinated to any secured debt we or our subsidiaries may incur, including the Credit Facility, under which we have an available borrowing amount of up to $210.0 million, subject to certain restrictions, and which available borrowing amount may be increased to $260.0 million if certain conditions are met. The Credit Facility is collateralized by a first priority security interest in substantially all of our assets and the assets of our subsidiaries. Additionally, we have guaranteed a $13.5 million equipment term loan that is secured by most of the existing equipment of our wholly-owned subsidiary, Pumpco, Inc. As of September 30, 2010, we had aggregate indebtedness of approximately $417.8 million, of which approximately $52.8 million was secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the New Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the New Notes. The New Notes do not restrict us or our subsidiaries from incurring indebtedness, including senior indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment.

Not all of our subsidiaries will guarantee the New Notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the New Notes.

The guarantors of the New Notes will not include all of our subsidiaries. In particular, each of our existing subsidiaries that is a foreign subsidiary will not guarantee the New Notes. Additionally, our future restricted subsidiaries will only be required to guarantee the New Notes if they also guarantee any credit facility of MasTec or any other restricted subsidiary, they are not foreign subsidiaries and they are wholly owned by us (subject to certain limited exceptions). No payments on the New Notes will be made from assets of subsidiaries that do not guarantee the New Notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor.

In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the New Notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables.

MasTec, Inc. is a holding company and it may not have access to the cash flow and other assets of its subsidiaries that may be needed to make payment on the New Notes.

MasTec, Inc. is a holding company, and it conducts substantially all of its operations through its subsidiaries. Consequently, it does not have any income from operations and does not expect to generate income from operations in the future. As a result, its ability to meet its debt service obligations, including its obligations under the New Notes, substantially depends upon its subsidiaries’ cash flow and payment of funds to it by its subsidiaries as dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to MasTec, Inc. may be subject to regulatory or contractual restrictions.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may be required to return payments received from us or the Guarantors.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the New Notes and the incurrence of any guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the New Notes or guarantees as to us or any of the Guarantors, as applicable, could be voided as a fraudulent transfer or conveyance if (1) we or any of the Guarantors, as applicable, issued the New Notes or incurred the guarantees with the intent of hindering, delaying, or defrauding creditors or (2) we or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the New Notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the New Notes or the incurrence of the guarantees;

•	the issuance of the New Notes or the incurrence of the guarantees left us or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on the business; or

•	we or any of the Guarantors, as applicable, intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature.

If a court were to find that the issuance of the New Notes or the incurrence of the guarantees was a fraudulent transfer or conveyance as to us or any of the Guarantors, as applicable, the court could void our payment obligations or those of the applicable Guarantor under the New Notes or such guarantee or subordinate the New Notes or such guarantee to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the New Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes. In addition, each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance. This provision may not be effective to protect the guarantees from being voided under fraudulent conveyance laws, or may eliminate the Guarantor’s obligations or reduce the Guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees. Further, the voidance of the New Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be subordinated to our or any of our Guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the New Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate sufficient cash flow from operations in the future to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The terms of the New Notes will not contain restrictive covenants and provide only limited protection in the event of a change of control.

The indenture under which the New Notes will be issued will not contain restrictive covenants that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture will not contain covenants that will limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the New Notes upon a change of control is limited to the transactions specified in the definition of a “fundamental change” under “Description of the New 4.00% Notes—Fundamental Change Put” and “Description of the New 4.25% Notes—Fundamental Change Put.” Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where a note is converted in connection with such a transaction as set forth under “Description of New 4.00% Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Non-Stock Change of Control” and “Description of New 4.25% Notes—Conversion Rights—Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”

Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the New Notes and common stock issuable upon conversion of the New Notes but would not constitute a fundamental change under the New Notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the New Notes.

Upon the occurrence of certain types of fundamental changes, you have the right to require us to offer to repurchase the New Notes. However, the fundamental change provisions will not afford protection to holders of the New Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not necessarily constitute a fundamental change requiring us to repurchase the New Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the New Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the New Notes.

Provisions of the New Notes could discourage an acquisition of us by a third party.

Certain provisions of the New Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the New Notes will have the right, at their option, to require us to repurchase all of their New Notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to issue additional shares upon conversion or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes.

The conversion rate of the New Notes may not be adjusted for all dilutive events that may adversely affect the trading price of the New Notes or the common stock issuable upon conversion of the New Notes.

The conversion rate of the New Notes is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of New 4.00% Notes — Conversion Rights — Conversion Rate Adjustments” and “Description of New 4.25% Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the New Notes or the common stock issuable upon conversion of the New Notes.

The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option time value of your New Notes as a result of such fundamental change.

If certain types of fundamental changes occur on or prior to the date when the New Notes mature, we may adjust the conversion rate of the New Notes to increase the number of shares issuable upon conversion. The number of additional shares to be added to the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under “Description of the New 4.00% Notes — Conversion Rights — Adjustments to Conversion Rates Upon a Non-Stock Change of Control” and “Description of the New 4.25% Notes — Conversion Rights — Adjustments to Conversion Rates Upon a Non-Stock Change of Control.” Although this adjustment is designed to compensate you for the lost option value of your New Notes as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is (i) in the case of the New 4.00% Notes, less than $12.125 or more than $140.00 (subject to adjustment) or (ii) in the case of the New 4.25% Notes, less than $11.68 or more than $125.00 (subject to adjustment), there will be no such adjustment.

Conversion of the New Notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their New Notes.

The conversion of some or all of the New Notes may dilute the ownership interests of existing shareholders. Any sales in the public market of any of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the New Notes into shares of our common stock could depress the price of our common stock.

As a noteholder, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold New Notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will be entitled to rights on the common stock only if and when we deliver shares of common stock to you upon conversion of your New Notes. For example, in the event that an amendment is proposed to our Amended and Restated Articles of Incorporation, as amended, or Bylaws, as amended, requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its New Notes (if we elected to settle the relevant conversion by delivering solely shares of our common stock, other than cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), you will not be entitled to vote on the amendment, but you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

You may be deemed to receive a taxable dividend as a result of an adjustment to, or a failure to adjust, the conversion rate of the New Notes even though you do not receive a corresponding cash distribution.

The conversion rate of the New Notes is subject to adjustment in certain circumstances as described under “Description of New 4.00% Notes — Conversion Rate Adjustments” and “Description of New 4.25% Notes — Conversion Rate Adjustments.” Adjustments (or the failure to make adjustments) to the conversion rate of the New Notes that have the effect of increasing your proportionate interest in us may result in a taxable deemed dividend to you to the extent of our earnings and profits. A taxable deemed dividend to you would result, for example, if the conversion rate of the New Notes is adjusted to compensate Note holders for taxable cash dividends to holders of our common stock. The adjustment to the conversion rate of the New Notes converted in connection with a non-stock change in control, as described under “Description of New 4.00% Notes — Adjustment to Conversion Rate Upon a Non-Stock Change of Control” and “Description of New 4.25% Notes — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” also may be treated as a taxable deemed dividend. Conversely, the failure of the conversion rate of the New Notes to adjust fully to reflect a stock dividend or other event increasing the proportionate interests in us of the holders of our common stock may result in a taxable deemed dividend to holders of our common stock. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), a taxable deemed dividend to you generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or at a lower rate if so specified by an applicable income tax treaty), which may be set off against interest on your New Notes, distributions on your common stock or shares of common stock or proceeds subsequently paid or credited to you. See “Material U.S. Federal Income Tax Considerations.”

Recent regulatory actions may adversely affect the trading price and liquidity of the New Notes.

We expect that many investors in, and potential purchasers of, the New Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the New Notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and adjusting their short position while they simultaneously hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the New Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the New Notes. This could, in turn, adversely affect the trading price and liquidity of the New Notes.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test through an amendment to Rule 201 of Regulation SHO. The amendments to Rule 201 became effective on May 10, 2010 and restrict short selling when the price of a “covered security” has triggered a “circuit breaker” by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 is required by November 10, 2010. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the New Notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the New Notes.

In addition, on June 10, 2010 the SEC approved a six-month pilot (the “circuit breaker pilot”) pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from within a five-minute period. On June 30, 2010, the national securities exchanges and FINRA proposed to expand the circuit breaker pilot to include component securities of the Russell 1000 Index and over 300 exchange traded funds. As of November 5, 2010, the expansion of the circuit breaker pilot had not yet been approved by the SEC. In light of the sudden, market-wide price declines experienced on May 6, 2010, the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the New Notes, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the New Notes.

On July 21, 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act. This new legislation may require many over-the-counter swaps to be centrally cleared and traded on exchanges or comparable trading facilities. In addition, swap dealers and major market participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the New Notes to implement a convertible arbitrage strategy with respect to the New Notes (including increasing the costs incurred by such investor in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the New Notes. The legislation will become effective on the later of 360 days following the enactment of the legislation or 60 days after the publication of the final rule; however, it is unclear whether the margin requirements will apply retroactively to existing swap transactions. We cannot predict how this legislation will be implemented by the SEC or the magnitude of the effect that this legislation will have on the trading price or liquidity of the New Notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the circuit breaker pilot, including the proposed expansion of the circuit breaker pilot (if approved), may have on the trading price and the liquidity of the New Notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the New Notes to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO, implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the pilot rules described above, could similarly adversely affect the trading price and the liquidity of the New Notes.

The market price of our common stock has been, and may continue to be, highly volatile, which may impact the price of the New Notes and make them more difficult to resell.

We expect that the market price of the New Notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the New Notes than would be expected for nonconvertible debt securities. The market price of our common stock has experienced, and may continue to experience, considerable volatility. For the 52-week period ended November 19, 2010, the trading price of our common stock on the New York Stock Exchange has ranged from a low of $9.26 per share to a high of $15.25 per share. Numerous factors could have a significant effect on the price of our common stock, including those described or referred to in this “Risk Factors” section of this prospectus and the documents incorporated herein by reference as well as, among other things:

•	announcements of fluctuations in our operating results or the operating results of one or more of our competitors;

•	future sales of our common stock or other securities (including any shares issued in connection with earn-out obligations for any past or future acquisition);

•	announcements by us or one of our competitors of new or terminated customers or new, amended or terminated contracts;

•	market conditions for providers of services to communications companies, utilities and government;

•	changes in recommendations or earnings estimates by securities analysts; and

•	announcements of acquisitions by us or one of our competitors.

In addition, the stock market has experienced significant price and volume fluctuations in recent years that have sometimes been unrelated or disproportionate to the operating performance of companies. The market price for our common stock has been volatile, and, because the New Notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the New Notes. Holders who receive common stock upon conversion of the New Notes will also be subject to the risk of volatility and depressed prices of our common stock.

Future issuances of common stock or securities convertible into common stock, including issuances in connection with future acquisitions and in connection with certain earn-out obligations in connection with completed acquisitions, may be dilutive and may affect the market price of our common stock and the value of the New Notes.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise funding our corporate activities is through the issuance of additional equity securities. In connection with certain completed acquisitions, we have the option to issue shares of our common stock instead of cash for certain earn-out obligations, provided we first register those shares for resale, and for one such obligation our earn-out obligation is unlimited. Additionally, if we exercise our option to close the EC Source Acquisition, we will be required to deliver to the other EC Source equity holders 5,153,846 shares of our common stock, subject to certain adjustments. Our Amended and Restated Articles of Incorporation provide that we may issue up to a total 145,000,000 shares of common stock, of which 76,126,604 shares were outstanding as of November 1, 2010. Such issuances could have the effect of diluting our earnings per share as well as our existing shareholders’ individual ownership percentages and could lead to volatility in our common stock price.

Additionally, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of additional shares of our common stock upon conversion of the New Notes, any Original Notes that remain outstanding following the exchange offer, in connection with future acquisitions or other issuances of our common stock or convertible securities, including outstanding options and warrants, or otherwise will dilute the ownership interest of our common shareholders.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of the New Notes, our common stock or both and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the New Notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the New Notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock as a result of this offering. The hedging or arbitrage could, in turn, affect the market price of the New Notes.

A small number of our existing shareholders have the ability to influence major corporate decisions.

Jorge Mas, our Chairman, and Jose Mas, our Chief Executive Officer, beneficially owned approximately 28.5% of the outstanding shares of our common stock as of November 1, 2010. Accordingly, they are in a position to influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

These factors may discourage, delay or prevent a takeover attempt that you might consider in your best interest or that might result in you receiving a premium for your common stock.

Our articles of incorporation and certain provisions of Florida law contain anti-takeover provisions that may make it more difficult to effect a change in our control.

Certain provisions of our Amended and Restated Articles of Incorporation, as amended, and Bylaws and the Florida Business Corporation Act, or the FBCA, could delay or prevent an acquisition or change in control and the replacement of our incumbent directors and management, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price of our common stock. For example, our Board of Directors is divided into three classes. At any annual meeting of our shareholders, our shareholders only have the right to appoint approximately one-third of the directors on our Board of Directors. Consequently, it will take at least two annual shareholder meetings to effect a change in control of our Board of Directors, which may discourage hostile takeover bids. In addition, our articles of incorporation authorize our Board of Directors, without further shareholder approval, to issue preferred stock. The issuance of preferred stock could also dilute the voting power of the holders of our common stock, including by the grant of voting control to others, which could delay or prevent an acquisition or change in control.

SELECTED FINANCIAL DATA

The historical consolidated statement of income data and consolidated balance sheet data as of and for each of the fiscal years in the five-year period ended December 31, 2009 included in the following selected financial data have been derived from our audited consolidated financial statements. The historical consolidated statement of income data and consolidated balance sheet data as of and for the nine months ended September 30, 2010 and 2009 have been derived from our unaudited financial statements, which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Our consolidated results of operations are not necessarily comparable from period to period due to the impact of acquisitions. See Note 4 – Acquisitions to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and Note 5 – Acquisitions and Joint Ventures to our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, each of which is incorporated by reference herein. All periods presented reflect our Canadian operations as discontinued operations. You should read the following information together with our consolidated financial statements and notes thereto as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, each of which is incorporated by reference herein. See “Where You Can Find More Information” on page ii.

	Year Ended December 31,					Nine Months September 30,
	2009	2008	2007	2006	2005	2010	2009
	(in thousands, except per share amounts)
Statement of Operations Data
Revenue	$1,623,502	$1,378,663	$1,037,779	$940,421	$838,663	$1,577,291	$1,127,221
Costs of revenue, excluding depreciation	1,376,125	1,179,190	891,606	808,142	722,427	1,334,775	954,214
Income from continuing operations	70,748	66,602 (1)	6,283 (1)	40,050	21,331	52,017	52,564
Loss from discontinued operations, net of tax	—	(814)	(13,611)	(90,398)	(35,947)	—	—
Net income (loss) attributable to MasTec:	70,748	65,788	(7,328)	(50,348)	(14,616)	52,017	52,564

Basic net income (loss) per share attributable to MasTec:
Continuing operations	$0.93	$0.98	$0.10	$0.63	$0.44	$0.68	$0.69
Discontinued operations	—	(0.01)	(0.21)	(1.42)	(0.73)	—	—
Total basic net income (loss) per share attributable to MasTec	$0.93	$0.97	$(0.11)	$(0.79)	$(0.30)	$0.68	$0.69

Diluted net income (loss) per share attributable to MasTec:
Continuing operations	$0.90	$0.97	$0.09	$0.62	$0.43	$0.62	$0.68
Discontinued operations	—	(0.01)	(0.20)	(1.39)	(0.72)	—	—
Total diluted net income (loss) per share attributable to MasTec	$0.90	$0.96	$(0.11)	$(0.77)	$(0.29)	$0.62	$0.68

Balance Sheet Data
Working capital	$202,723	$105,317	$163,812	$164,042	$135,742	$219,919	$170,076
Property and equipment, net (2)	198,812	158,013	81,939	61,212	47,513	187,446	146,783
Total assets (2)	1,368,099	1,090,897	710,749	646,113	584,837	1,527,839	1,079,113
Total debt (2)	438,396	304,338	162,973	130,176	200,370	417,800	309,696
Total shareholders’ equity	528,162	443,090	314,565	304,711	179,603	585,018	503,864
Book value per share of common stock as of September 30, 2010						$7.68

(1)	For the years ended December 31, 2007 and 2008, we recorded charges of $39.3 million ($0.58 per diluted share) and $3.5 million ($0.05 per diluted share), respectively, related to the actual or expected settlement of legacy legal cases, disputes and other contingencies, primarily related to matters arising from the years 2001 through 2005.
(2)	As of December 31, 2006 and 2005, the assets and liabilities of state Department of Transportation projects were reclassified to long-term assets held for sale and long-term liabilities related to assets held for sale and are not included.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

	Year Ended December 31,					Nine Months Ended September 30,
	2005	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	1.6x	2.2x	1.3x	2.8x	2.5x	2.7x

For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated using net income attributable to MasTec before (1) losses from discontinued operations, (2) income taxes, (3) minority interest and (4) fixed charges, and less undistributed earnings of equity method investees. Fixed charges consist of interest expense, which includes amortization of premiums, discounts and capitalized expenses related to indebtedness, and estimated interest within rental expense.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes for Original Notes as described in this prospectus, we will receive Original Notes in like principal amount. The Original Notes surrendered in exchange for the New Notes will be retired and cancelled. Accordingly, no additional debt will result from the exchange. We will bear the expenses of the exchange offer, including the payment of the exchange fee.

CAPITALIZATION

The following table sets forth our cash and cash equivalents balances and our capitalization as of September 30, 2009. Because we will not receive any proceeds from the exchange offer, we have not shown our capitalization on an “as adjusted” basis.

You should read the following table together with our consolidated financial statements and notes thereto as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, each of which is incorporated by reference herein. See “Where You Can Find More Information” on page ii.

	As of September 30, 2010
	(unaudited) (in thousands)
Cash and cash equivalents, including restricted cash of $18,000(1)	$119,772	(2)

Notes Outstanding:
7.625% senior notes due 2017	150,000
4.00% senior convertible notes due 2014	115,000
4.25% senior convertible notes due 2014	100,000
Revolving credit facility	—
7.05% Equipment term loan due in installments through 2013(3)	13,290
Capital lease obligations	26,389
Notes payable for equipment, at interest rates up to 10% due in installments through 2014	13,121

Total debt	417,800

Total shareholders’ equity	585,018

Total capitalization	$1,002,818

(1)	Restricted cash, included in cash and cash equivalents, represents cash deposited in support of letters of credit issued through our Credit Facility. Our Credit Facility provides full availability for those funds and there is no reduction in liquidity. The cash is invested in certificates of deposit with maturities equal to or less than 90 days.
(2)	As of October 31, 2010, cash and cash equivalents, including restricted cash of $18.0 million, was $108.8 million. As of October 31, 2010, as adjusted for our $10.0 million investment in EC Source, our cash and cash equivalents, including restricted cash of $18.0 million, would have been $98.8 million.

(3)	In October 2010, we, through our wholly-owned subsidiary, Pumpco, Inc., which we refer to as Pumpco, repaid Pumpco’s 7.05% equipment term loan with General Electric Capital Corporation, which was guaranteed by us and had an outstanding principal and accrued interest balance of approximately $13.4 million. We financed the repayment with the proceeds of a new term loan with BB&T Equipment Finance Corporation in an aggregate principal amount of $13.5 million, which loan is guaranteed by us and is payable in 36 monthly installments.

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.” The following table sets forth, for the periods indicated, the high and low per share sale prices of our common stock, as reported by the New York Stock Exchange.

	Price Range of Common Stock
	High	Low
2008
First Quarter	$10.32	$6.96
Second Quarter	$12.10	$7.18
Third Quarter	$15.74	$9.73
Fourth Quarter	$13.20	$5.55
2009
First Quarter	$13.00	$8.90
Second Quarter	$14.00	$11.26
Third Quarter	$12.78	$9.15
Fourth Quarter	$13.45	$11.11
2010
First Quarter	$13.92	$11.73
Second Quarter	$13.24	$9.33
Third Quarter	$11.37	$9.26
Fourth Quarter (through December 14, 2010)	$15.48	$10.04

On December 14, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $14.04 per share. We have 145,000,000 shares of common stock, par value $0.10 per share, authorized for issuance under our Amended and Restated Articles of Incorporation. As of November 1, 2010, approximately 76,126,604 shares of common stock were outstanding.

We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. Instead we intend to retain any future earnings for reinvestment. Our Board of Directors will make any future determination as to the payment of dividends at its discretion, and its determination will depend upon our operating results, financial condition and capital requirements, general business conditions and such other factors that the board of directors considers relevant. In addition, our Credit Facility prohibits us from paying cash dividends or making other distributions on our common stock without the prior consent of the lender, and the indenture governing our 7.625% senior notes due 2017 contains covenants that restrict our ability to make certain payments including the payment of dividends.

EXCHANGE OFFER

Terms of the Exchange Offer

Upon the terms and subject to the conditions of the exchange offer (including if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept any and all Original Notes validly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the expiration date. The date of acceptance for exchange of the Original Notes, and completion of the exchange offer, is the exchange date, which will be as soon as practicable following the expiration date (unless extended as described in this prospectus). Promptly following the exchange date, we will issue an aggregate principal amount of up to (i) $115.0 million of New 4.00% Notes for a like principal amount of outstanding Original 4.00% Notes, plus an exchange fee of $2.50 for each $1,000 principal amount of Original 4.00% Notes tendered and accepted in connection with the exchange offer and (ii) $100.0 million of New 4.25% Notes for a like principal amount of outstanding Original 4.25% Notes, plus an exchange fee of $2.50 for each $1,000 principal amount of Original 4.25% Notes tendered and accepted in connection with the exchange offer. The New Notes issued in connection with the exchange offer will be delivered promptly following the exchange date. Holders may tender none, some or all of their Original Notes in connection with the exchange offer, but only in $1,000 integral multiples of principal amount.

This prospectus and a letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders entitled to participate in the exchange offer.

In connection with the issuance of the Original Notes, we arranged for the Original Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The New Notes will be issued in the form of Global Notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of the New 4.00% Notes—Form, Denomination and Registration—Global Notes, Book-Entry Form” and “Description of the New 4.25% Notes—Form, Denomination and Registration—Global Notes, Book-Entry Form.”

The exchange offer for the Original 4.00% Notes is conditioned on a minimum aggregate principal amount of $25.0 million of such notes being validly tendered and accepted in the exchange offer. The exchange offer for the Original 4.25% Notes is conditioned on a minimum aggregate principal amount of $25.0 million of such notes being validly tendered and accepted in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC.

Our board of directors and officers do not make any recommendation to the holders of Original Notes as to whether or not to exchange all or any portion of their Original Notes. In addition, we have not authorized anyone to make any recommendation. You must make your own decision whether to tender your Original Notes for exchange and, if so, the amount of Original Notes to tender.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, as supplemented, under which they were originally issued.

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes to the tendering holder, without expense to such holder, promptly after the expiration date.

Holders who tender Original Notes will not be required to pay any expenses of soliciting tenders in the exchange or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Transfer Taxes,” “— Fees and Expenses” and “—Other Fees and Expenses.”

Expiration Date; Extension; Amendments

The expiration date for the exchange offer is 12:00 midnight, New York City time, on December 22, 2010, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. We reserve the right, in our sole discretion, to extend the exchange offer at any time, and from time to time, before the expiration date by giving written notice to U.S. Bank National Association, the exchange agent, and issuing a timely press release or other public announcement through an appropriate news agency. During any extension of the exchange offer, all Original Notes previously tendered in the exchange offer will remain subject to the exchange offer.

We reserve the right, in our sole discretion:

•	to terminate the exchange offer if any of the conditions described below shall not have been satisfied and shall not have been waived by us; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by issuing a timely press release through an appropriate news agency.

Conditions to the Exchange Offer

Minimum Tender Condition

We may terminate or amend the exchange offer if:

•	a minimum aggregate principal amount of $25.0 million of Original 4.00% Notes shall not have been validly tendered and accepted in the exchange offer; or

•	a minimum aggregate principal amount of $25.0 million of Original 4.25% Notes shall not have been validly tendered and accepted in the exchange offer;

provided, however, that meeting or exceeding the minimum tender condition for our Original 4.00% Notes is not a condition to the exchange offer for our Original 4.25% Notes, nor is meeting or exceeding the minimum tender condition for our Original 4.25% Notes a condition to the exchange offer for our Original 4.00% Notes. Therefore, subject to the satisfaction or waiver of the other terms and conditions to the exchange offer, (i) if the minimum tender condition for the Original 4.00% Notes is met, we will exchange such tendered notes for New 4.00% Notes, notwithstanding that the minimum tender condition for the Original 4.25% Notes has not been met, and (ii) if the minimum tender condition for the Original 4.25% Notes is met, we will exchange such tendered notes for New 4.25% Notes, notwithstanding that the minimum tender condition for the Original 4.00% Notes has not been met.

General Conditions

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange any Original Notes tendered, and we may terminate or amend the exchange offer, if any of the following conditions precedent to the exchange offer is not satisfied, or is reasonably determined by us not to be satisfied, and, in our reasonable judgment and regardless of the circumstances giving rise to the failure of the condition, the failure of the condition makes it inadvisable to proceed with the exchange offer or with the acceptance for exchange of the Original Notes or exchange and issuance of the New Notes:

•

No action or event shall have occurred, failed to occur or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•

challenges the making of the exchange offer or the exchange of Original Notes under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of Original Notes under the exchange offer, or

•

in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or would be material to holders of Original Notes in deciding whether to accept the exchange offer.

•

(a) Trading generally shall not have been suspended or materially limited on or by the New York Stock Exchange; (b) there shall not have been any suspension or limitation of trading of any of our securities on any exchange or in the over-the-counter market; (c) no general banking moratorium shall have been declared by federal or New York authorities; or (d) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency has a reasonable likelihood to make it impractical or inadvisable to proceed with completion of the exchange offer.

•

The trustee with respect to the Original Notes shall not have objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of the exchange offer or the exchange of Original Notes under the exchange offer, nor shall the trustee or any holder of Original Notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of the Original Notes under the exchange offer.

All of the foregoing conditions set forth under “—Conditions to the Exchange Offer” are for the sole benefit of us and may be waived by us, in whole or in part, in our sole discretion. Any determination that we make concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

In addition, the registration statement and any post-effective amendment to the registration statement covering the New Notes must be effective under the Securities Act. This condition is not waivable by us.

If any of the foregoing conditions is not satisfied, we may, at any time before the expiration of the exchange offer:

•	terminate the exchange offer and return all tendered Original Notes to the holders thereof;

•

modify, extend or otherwise amend the exchange offer and retain all tendered Original Notes until the expiration date, as may be extended, subject, however, to the withdrawal rights described in “Withdrawal of Tenders,” below; or

•	waive the unsatisfied conditions (if waivable by us) and accept all Original Notes tendered and not previously withdrawn.

Except for the requirements of applicable U.S. federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the exchange offer which, if not complied with or obtained, would have a material adverse effect on us.

Acceptance of Original Notes for Exchange; Issuance and Delivery of New Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept all Original Notes properly tendered and will issue the New Notes promptly after the expiration date. The discussion under the heading “—Conditions to the Exchange Offer,” above, provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

The New Notes will be issued in denominations of $1,000 and any integral multiples of $1,000.

Issuance of the New Notes in exchange for the Original Notes in the exchange offer will be made only after timely receipt by the exchange agent of the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer), a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange.

Effect of Tender

Any valid tender by a holder of Original Notes that is not validly withdrawn prior to the expiration date of the exchange offer will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer and the letter of transmittal. The acceptance of the exchange offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Interest

Interest on the New Notes will accrue from the last interest payment date on which interest was paid on the Original Notes. Holders whose Original Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Original Notes.

Procedures For Tendering

Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the letter of transmittal or the facsimile, the Original Notes and any other required documents to the exchange agent prior to 12:00 midnight, New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account. Although delivery of Original Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal (or facsimile), with any required signature guarantees and any other required documents (or an agent’s message from DTC), must, in any case, be transmitted to and received or confirmed by the exchange agent at its address set forth under the caption “Exchange Agent” below, prior to 12:00 midnight, New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering Original Notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal are true and correct.

The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on letters of transmittal or notices of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that a signature on a letter or transmittal or a notice of withdrawal is required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution.”

If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

Binding Interpretations

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular Original Notes not properly tendered or to not accept any particular Original Notes which acceptance might, in our reasonable judgment or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities in the tender of Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

A holder who wishes to tender its Original Notes and:

•	whose Original Notes are not immediately available;

•	who cannot deliver the holder’s Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete the procedures for book-entry transfer before the expiration date;

may effect a tender if:

•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution:

(i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

(ii) the name and address of the holder, and

(iii) the certificate number(s) of the Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered Original Notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Original Notes according to the guaranteed delivery procedures.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to the expiration date.

To withdraw a tender of Original Notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s) and principal amount of such Original Notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such withdrawn Original Notes unless such Original Notes are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered at any time prior to the expiration date by following one of the procedures described above under the caption “—Procedures for Tendering.”

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at its offices at: U.S. Bank National Association—Corporate Trust Services, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attn: Specialized Finance. The exchange agent’s telephone number is (800) 934-6802 and facsimile number is (651) 495-8158.

Fees and Expenses

Barclays Capital, Inc. and Morgan Stanley & Co. Incorporated are acting as dealer managers in connection with the exchange offer. The dealer managers will not receive a fee for their services but will be entitled to reimbursement for their expenses. The obligations of the dealer managers are subject to certain conditions. We have agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that the dealer managers may be required to make in respect thereof. Questions regarding the terms of the exchange offer may be directed to the dealer managers at the address set forth on the back cover page of this prospectus.

From time to time, the dealer managers and their respective affiliates have provided investment banking and other services to us for customary compensation. The dealer managers, in the ordinary course of business, also make markets in our securities, which may include the Original Notes. As a result, from time to time, the dealer managers may own certain of our securities, including the Original Notes and the New Notes.

We have retained U.S. Bank National Association to act as the exchange agent in connection with the exchange offer. The exchange agent may contact holders of Original Notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee existing holders to forward materials relating to the exchange offer to beneficial owners. The exchange agent will receive a fee for its services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with its services, including liabilities under the federal securities laws.

The exchange agent has not been retained to make solicitations or recommendations. The fees it receives will not be based on the principal amount of Original Notes tendered under the exchange offer.

We will not pay any fees or commissions to any broker, dealer or any other person for soliciting tenders of Original Notes under the exchange offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

We will pay all transfer taxes, if any, applicable to the exchange of the outstanding Original Notes under the exchange offer, except as set forth under “— Transfer Taxes.”

Accounting Treatment

The New Notes will be recorded at the same gross carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

The liability and equity components of the New Notes will be separately accounted for to reflect our economic interest cost. The equity component will be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component will be treated as original issue discount for purposes of accounting for the debt component of the New Notes. We will record non- cash interest expense as a result of the accretion of the discounted carrying value of the notes up to their face amount over the term of the New Notes. Interest expense will include both the current period’s accretion of the debt discount and the New Note’s coupon interest.

The exchange fee we pay to note holders will increase our deferred financing costs and will be amortized over the term of the New Notes in accordance with generally accepted accounting principles. Fees paid to third parties will be expensed as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding Original Notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	New Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered outstanding Original Notes are registered in the name of any other person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to the tendering holder.

Other Fees and Expenses

Tendering holders of Original Notes will not be required to pay any expenses of soliciting tenders in the exchange offer. However if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

Legal Limitation

The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion (to the extent such condition is waivable by us). Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time, and from time to time.

In addition, we will not accept for exchange any Original Notes tendered, and no New Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures in respect of the New Notes under the Trust Indenture Act of 1939, as amended.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

DESCRIPTION OF THE NEW 4.00% NOTES

The New 4.00% Notes, which are referred to in this “Description of the New 4.00% Notes” section of this prospectus as the notes, will be issued under a supplemental indenture (the “New 4.00% Notes Supplemental Indenture”) among MasTec, Inc., as issuer, the guarantors and U.S. Bank National Association, as trustee, to the Indenture dated as of June 5, 2009 (the “Base Indenture” and together with the New 4.00% Notes Supplemental Indenture, the “Indenture”). The terms of the notes include those provided in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The description of the Base Indenture is incorporated herein by reference to the section entitled “Description of Debt Securities” contained on pages 11 through 25 of our registration statement on Form S-3ASR (File No. 333-158502), filed with the SEC on April 8, 2009. If the information contained in this prospectus is inconsistent with the information set forth on such pages, you should rely on the information contained in this prospectus.

The following description is only a summary of the material provisions of the notes and the Indenture. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. You may request copies of these documents as set forth under the caption “Where You Can Find More Information.”

When we refer to “MasTec, Inc.,” “MasTec,” “we,” “our” or “us” in this Description of the New 4.00% Notes, we refer only to MasTec, Inc. and not its subsidiaries.

Brief Description of the Notes

The notes will:

•	initially be limited to $115,000,000 million aggregate principal amount;

•	bear interest at a rate of 4.00% per year, payable semi-annually in arrears, on June 15 and December 15 of each year, commencing on June 15, 2011;

•

be general unsecured obligations, ranking equally in right of payment with all of our existing and future senior indebtedness; senior in right of payment to all of our existing and future subordinated indebtedness; effectively subordinated in right of payment to our existing and future secured indebtedness; and structurally subordinated to all existing and future debt of any subsidiaries that are not guarantors, including trade payables;

•	not be subject to redemption at our option prior to maturity;

•

be subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “—Fundamental Change Put”;

•	be due on June 15, 2014, unless earlier converted or repurchased by us; and

•	initially be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017.

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted by you at an initial conversion rate of 63.4417 shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $15.76 per share. The conversion rate is subject to adjustment if certain events occur as described below.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement Upon Conversion.” You will not receive any separate cash payment or additional shares representing interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

We currently intend to satisfy our conversion obligation by delivering a combination of cash and shares of our common stock, using $1,000 as the cash amount in the settlement calculation set forth under “—Settlement Upon Conversion.” However, prior to the expiration of our Credit Facility in May 2013, without the prior consent of the lenders thereunder, we may not pay more than $10.0 million in aggregate to settle such conversions. See “Risk Factors—Risks Related to the Exchange Offer and New Notes—We may be unable to repurchase the New Notes for cash when required by the holders, including following a fundamental change or upon conversion of the New Notes.”

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “ — Conversion Rights” and “ — Fundamental Change Put.”

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “—Form, Denomination and Registration—Global Notes, Book-Entry Form.”

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency of the trustee in New York City.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017. In addition, each future wholly-owned domestic subsidiary that guarantees any unsecured indebtedness of MasTec will guarantee the payment of the principal of, premium, if any, and interest on the notes.

The obligations of each subsidiary guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws. Each subsidiary guarantor that makes a payment or distribution under its note guarantee will be entitled to contribution from any other subsidiary guarantor or MasTec, as the case may be.

The note guarantee issued by any subsidiary guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person (other than an affiliate of MasTec) of (i) the capital stock of such subsidiary guarantor so that such subsidiary guarantor is no longer a subsidiary of MasTec or (ii) all or substantially all of the assets of such subsidiary guarantor, (2) the release or discharge of the guarantee which resulted in the creation of such note guarantee, except a discharge or release by or as a result of payment under such guarantee, or (3) the release or discharge of any and all guarantees of other unsecured indebtedness of MasTec provided by such subsidiary guarantor to the holders of other unsecured indebtedness (including any deemed release upon payment in full of all obligations under such other unsecured indebtedness); provided, however, to the extent that any subsidiary of MasTec provides a guarantee of any unsecured indebtedness of MasTec in the future, such subsidiary shall be required to guarantee the notes.

Additional Notes

We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes; provided that such differences do not cause the additional notes to constitute a different class of securities than the notes for U.S. federal income tax purposes; provided further, that the additional notes have the same CUSIP number as the notes offered hereby; and provided further, that the additional notes may have a different CUSIP number on a temporary basis if necessary to comply with applicable U.S. securities laws. The notes offered by this prospectus and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional notes may be issued if any event of default has occurred with respect to the notes and is continuing.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global notes, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest (including additional interest, if any) will be payable at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

The notes will bear interest at a rate of 4.00% per year. Interest will accrue from the last interest payment date on which interest was paid on the Original 4.00% Notes or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including additional interest, if any) semi-annually, in arrears on June 15 and December 15 of each year, commencing on June 15, 2011, to holders of record at 5:00 p.m., New York City time, on the preceding June 1 and December 1, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest (excluding any additional interest) on any notes when they are converted, except as described under “—Conversion Rights;” and

•

we may pay accrued and unpaid interest (including additional interest, if any) to a person other than the holder of record on the record date immediately prior to the maturity date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

We will pay interest on:

•	global notes to DTC in immediately available funds;

•

any certificated notes having a principal amount of less than $2,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity;” and

•

any certificated notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “ — Payment at Maturity.”

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

To the extent lawful, payments of principal or interest (including additional interest, if any) on the notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

Conversion Rights

Before the close of business on the business day immediately preceding March 15, 2014, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition” and “—Conversion Upon Specified Corporate Events.” On or after March 15, 2014, holders may convert their notes at any time before the close of business on the business day immediately preceding the maturity date, irrespective of whether any of the foregoing conditions has been met. In all cases, the right to convert notes will expire at the close of business on the business day immediately preceding the maturity date. The initial conversion rate will be 63.4417 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $15.76 per share). Upon conversion of notes, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation in solely cash or through the payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a specified observation period (as defined below under “—Settlement Upon Conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert all or any portion of such holder’s notes so long as such portion is an integral multiple of $1,000 in principal amount.

If a holder has delivered a purchase notice upon the occurrence of a fundamental change as described under “—Fundamental Change Put” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the Indenture.

Upon conversion, the converting holder will not receive any separate cash payment or additional shares representing accrued and unpaid interest (excluding any additional interest), if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our payment and delivery to a converting holder of the full amount of cash and the full number of shares of our common stock, if any, together with any cash payment for any fractional share, into which such holder’s note is convertible, or the trustee’s payment and delivery of such amounts on our behalf, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest (excluding any additional interest), if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest (excluding any additional interest), if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest (excluding any additional interest) will be deemed to be paid out of the consideration paid upon such conversion.

If you convert after the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including additional interest, if any) accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your notes for conversion, you must pay us an amount equal to the interest (excluding any additional interest) that has accrued and will be paid on the notes being converted on the corresponding interest payment date. You are not required to make such payment:

•	if you convert your notes following the regular record date immediately preceding the maturity date;

•

if you convert your notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue additional interest, if any), if overdue interest (or overdue additional interest) exists at the time of conversion with respect to your notes.

Except as described under “—Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

Conversion Upon Satisfaction of Sale Price Condition

Before the close of business on the business day immediately preceding March 15, 2014, holders may surrender their notes for conversion during any calendar quarter commencing after March 31, 2011 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices per share for our common stock in the over-the-counter market on the relevant date as reported by the OTCBB, Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to after-hours or extended market trading.

Unless expressly stated to the contrary, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a “business day.”

Conversion Upon Satisfaction of Trading Price Condition

Before the close of business on the business day immediately preceding March 15, 2014, holders may surrender their notes for conversion during the five business day period after any five consecutive trading day period (we refer to this five trading day period as the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The “trading price” of the notes on any trading day means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such trading day from three independent nationally recognized securities dealers selected by the bid solicitation agent; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer on any trading day, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on that trading day. If (x) we are not acting as bid solicitation agent, and we do not, when required to do so, instruct the bid solicitation agent to obtain bids when required, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day such failure continues.

The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of the notes unless we have requested such determination. We will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we will determine, the trading price in the manner described above beginning on the next trading day following the receipt of such evidence and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is equal to or greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day.

We will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before the close of business on the business day immediately preceding March 15, 2014, we elect to:

•

distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them, for a period of not more than 45 calendar days from the issuance date for such distribution, to subscribe for or purchase shares of our common stock at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•

distribute to all or substantially all holders of our common stock: our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 45 scheduled trading days before the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and (y) the time we announce that such distribution will not take place.

Holders of the notes may not exercise this conversion right if each holder will have the right to participate (as a result of holding the notes, and at the same time and on the same terms as common stock holders participate) in any of the transactions described above as if such holder of the notes held a number of shares of our common stock equal to (i) the applicable conversion rate, multiplied by (ii) (x) the principal amount of notes held by such holder divided by (y) $1,000, without having to convert its notes.

Certain Corporate Events

If, before the close of business on the business day immediately preceding March 15, 2014:

•

a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Put”) or a “non-stock change of control” (as defined under “—Adjustment to Conversion Rate Upon Conversion Upon a Non-Stock Change of Control”) occurs; or

•

we are a party to a consolidation, merger, binding share exchange, or a sale, transfer, lease or other conveyance of all or substantially all of our assets, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets, then, in either case, the notes may be surrendered for conversion at any time from or after the date that is 45 scheduled trading days before the initial anticipated effective date of the transaction (or, if we do not have knowledge of such transaction on or before such date, the business day after we are required to give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date (as described under “—Fundamental Change Put”). We will notify holders, the conversion agent (if other than the trustee) and the trustee:

•

as promptly as practicable following the date we publicly announce such transaction but in no event less than 45 scheduled trading days before the initial anticipated effective date of such transaction; or

•

if we do not have knowledge of such transaction at least 45 scheduled trading days before the initial anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction but in no event later than the actual effective date of such transaction.

Conversions On or After March 15, 2014

On or after March 15, 2014, holders may surrender their notes for conversion at any time before the close of business on the business day immediately preceding the maturity date, regardless of whether any of the foregoing conditions has been met.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to interest (excluding any additional interest) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice in the form specified in the Indenture or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the notes to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (but excluding any additional interest) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock, if any, if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock, if any, in a name other than your own. Certificates representing common stock, if any, will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

If a holder has delivered a purchase notice as described under “—Fundamental Change Put” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the Indenture. If a holder submits its notes for required purchase, the holder’s right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash, which we refer to as cash settlement, shares of our common stock, which we refer to as physical settlement, or a combination of cash and shares of our common stock, which we refer to as combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions occurring on or after March 15, 2014 will be settled using the same settlement method. Prior to March 15, 2014, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after March 15, 2014, no later than March 15, 2014). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of convertible note will be deemed to be $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the trading days during the applicable observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the trading days during the applicable observation period.

The “daily settlement amount,” for each of the trading days during the applicable observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of convertible notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by the number of trading days in the applicable observation period (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the trading days during the applicable observation period, the quotient of (A) the product of (1) the conversion rate in effect on such trading day and (2) the daily VWAP on such trading day divided by (B) the number of trading days in the applicable observation period.

The “daily VWAP” means, for each of the trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MTZ.N<equity> AQR” (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session’s trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	if the relevant conversion date occurs before March 15, 2014, the 40 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and

•	if the relevant conversion date occurs on or after March 15, 2014, the 10 consecutive trading days beginning on, and including, the 12th scheduled trading day immediately preceding the maturity date.

For the purpose of determining amounts due upon conversion only, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading and (ii) there is no market disruption event (as defined below). If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, before 1:00 p.m., New York City time, on any scheduled trading day for our common stock, for a period of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Except as described below under “—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events,” we will pay or deliver, as the case may be, the consideration due in respect of a conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the applicable observation period in the case of any other settlement method.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the applicable observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the relevant conversion date; provided, however, that the person in whose name any shares of our common stock will be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the applicable observation period (in the case of combination settlement).

Conversion Rate Adjustments

We will adjust the conversion rate for the following events:

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1

OS0

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution or the effective date of such share split or combination;

OS1 =	the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.

(2) If we distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them for a period of not more than 45 days from the issuance date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be increased based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR1	=	CR0	×	OS0 + X

OS0 + Y

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other of our assets or property to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which adjustment is required to be effected in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs described below in the second paragraph of this clause (3),

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0

SP0 – FMV

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours that are listed on a national or regional securities exchange, which is referred to in this prospectus as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	FMV + MP0

MP0

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for the spin-off;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for the spin-off;

FMV =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the third trading day after the record date for such spin-off (such period, the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

Any adjustment to the conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. Because we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the valuation period. In such event, we will deliver shares of our common stock (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the valuation period.

(4) If we pay any cash dividends or distributions paid exclusively in cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under “—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0

SP0 – C

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

C =	the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	AC + ( SP1 × OS1 )

OS0 × SP1

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender offer or exchange offer expires;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time on the day such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the “averaging period”);

OS1 =	the number of shares of our common stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the conversion rate under this clause (5) will be made immediately prior to the open of business on the day following the last day of the averaging period, but will be given effect as of the open of business on the trading day next succeeding the date such tender offer or exchange offer expires. Because we will make the adjustment to the conversion rate at the end of the averaging period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the averaging period. In such event, we will deliver shares of our common stock, if any, (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the averaging period.

To the extent that any future shareholders’ rights plan adopted by us is in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the notes, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction or in certain other cases. Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to shareholders:

•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the record date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion price, the holder of notes will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such notes immediately prior to the record date for determining the shareholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

As used in this section, “ex-dividend date” means the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Material U.S. Federal Income Tax Considerations.”

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and otherwise (b)(1) five business days prior to the first day of the conversion period related to the maturity of the notes (whether at stated maturity or otherwise) or (2) prior to any repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•

consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and in either case holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then from and after the effective date of such transaction, the right to convert each $1,000 principal amount of notes will, without the consent of any holders of the notes, upon the occurrence of any conversion triggering event and during the periods described in the description of such triggering event, be changed into the right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other properties or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately before the effective date of such transaction would have owned or been entitled to receive in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “reference property”). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of notes as set forth under “—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will become convertible will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects.

If the reference property in a transaction described above consists solely of cash, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon such conversion will consist of cash in an amount, per $1,000 principal amount of such note, equal to the product of (A) the amount of cash paid per share of our common stock pursuant to such transaction and (B) the applicable conversion rate on the conversion date for such conversion; and (ii) we will pay such consideration on the third business day after such conversion date.

Adjustment of Prices

Whenever any provision of the Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the period used to determine the “stock price” for purposes of a non-stock change of control), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the relevant period.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your notes in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under “—Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate as described below. The number of additional shares by which the conversion is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date.

A conversion of the notes by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “—Fundamental Change Put”).

The number of additional shares will be adjusted in the same manner as and as of any date on which the conversion rate of the notes is adjusted as described above under “—Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares by which the conversion rate shall be increased:

	Stock Price
Effective Date	$12.125	$13.50	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00	$80.00	$100.00	$120.00	$140.00
June 5, 2009	19.0325	17.0940	15.3846	12.6131	10.1016	7.0402	5.2999	3.4496	2.4933	1.9086	1.2264	0.8409	0.5959	0.4296
June 15, 2010	19.0325	17.0940	15.3846	11.7510	9.1989	6.1998	4.5754	2.9288	2.1109	1.6188	1.0457	0.7198	0.5108	0.3679
June 15, 2011	19.0325	17.0940	14.6282	10.5431	7.9710	5.1091	3.6643	2.3026	1.6616	1.2807	0.8351	0.5780	0.4111	0.2957
June 15, 2012	19.0325	16.9038	12.9632	8.7214	6.2080	3.6604	2.5269	1.5746	1.1512	0.8973	0.5929	0.4132	0.2948	0.2120
June 15, 2013	19.0325	14.5183	10.1615	5.8302	3.5991	1.7988	1.2101	0.7937	0.5986	0.4726	0.3156	0.2214	0.1588	0.1144
June 15, 2014	19.0325	10.6324	3.2250	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•

between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $140.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	less than $12.125 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate in connection with a non-stock change of control exceed 82.4742 per $1,000 principal amount of the notes, subject to adjustments in the same manner as the conversion rate.

Additional consideration, if any, deliverable as described in this section “—Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” will be delivered on the settlement date applicable to the relevant conversion.

Our obligation to deliver additional consideration as a result of the increase in the conversion rate described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the notes, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your notes for which you have properly delivered and not withdrawn a written repurchase notice. The notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your notes in cash upon a fundamental change. Our ability to repurchase the notes with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2) the first day on which a majority of the members of our board of directors are not continuing directors; or

(3) the adoption of a plan relating to our liquidation or dissolution; or

(4) the consolidation or merger of us with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a) any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•

pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

(5) the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is not listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.

Notwithstanding the foregoing, any transaction or event described above will not constitute a fundamental change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (1), (4) or (5) above occurs (without regard to any exclusion to clauses described in the bullets thereunder) and at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible as described under “—Conversion Rate Adjustments—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events” above.

“Continuing directors” means, as of any date of determination, any member of the board of directors of MasTec who:

•	was a member of the board of directors on the date of the Indenture; or

•

was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a fundamental change under a clause similar to clause (2) under the definition of “fundamental change” above, if the outgoing directors were to approve the new directors for the purpose of such fundamental change clause.

At any time following our entering into a definitive agreement that, if consummated, would give rise to a fundamental change, but in any event not later than the fifth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the notes on the date of the notice at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your notes.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

•	the portion of the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples thereof;

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the Indenture;

•

if such repurchase notice is delivered prior to the occurrence of a fundamental change pursuant to a definitive agreement giving rise to a fundamental change, that the offer is conditioned on the occurrence of such fundamental change; and

•

if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the notes to be repurchased.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the repurchase notice. The withdrawal notice must state:

•	the principal amount of the withdrawn notes;

•	the principal amount, if any, which remains subject to the repurchase notice; and

•

if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the withdrawn notes.

Payment of the repurchase price for notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the notes will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the notes, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the notes that holders have elected to require us to repurchase, then, as of the repurchase date:

•

the repurchased notes will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the repurchased notes has been made or the repurchased notes have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of repurchased notes will terminate, other than the right to receive the repurchase price upon delivery or transfer of the repurchased notes.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the notes;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the notes.

This fundamental change repurchase right could discourage a potential acquirer of MasTec or a proxy contest. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

Consolidation, Merger and Sale of Assets by MasTec

The Indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

•

either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental Indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the notes and the Indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•

if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor, as the case may be, under the notes and the Indenture; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which MasTec is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, MasTec, and MasTec shall be discharged from its obligations, under the notes and the Indenture.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of MasTec “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the Indenture and the notes, or under the laws of Florida, MasTec’s state of incorporation.

Accordingly, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of MasTec may be uncertain.

An assumption by any person of MasTec’s obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following will be events of default under the Indenture:

•	we fail to pay any interest (including additional interest, if any) on the notes when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the notes when due at maturity, or we fail to pay the repurchase price payable, in respect of any notes when due;

•

upon exercise of a holder’s conversion right, our failure to deliver, or cause the conversion agent to deliver, to such holder the full amount of conversion consideration deliverable in respect of the notes surrendered for conversion when due, in accordance with the Indenture, and such failure continues for five (5) days following the scheduled settlement date for such conversion;

•	we fail for a period of 5 calendar days to provide notice of the anticipated effective date or actual effective date of a fundamental change as required in the Indenture;

•

we fail to perform or observe any other term, covenant or agreement in the notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of MasTec or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X); or

•

any note guarantee provided by any of our “significant subsidiaries” shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under any note guarantee.

We are required to notify the trustee within 5 business days of our becoming aware of the occurrence of any default under the Indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.

If an event of default specified in the second-to-last bullet point listed above occurs and continues with respect to us or any of our “significant subsidiaries,” the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the Indenture.

No holder of the notes may pursue any remedy under the Indenture, except in the case of a default in the payment of principal or interest (including additional interest, if any) on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

Notwithstanding the foregoing, the Indenture will provide, that our failure to comply with the reporting obligations in the Indenture, which are described below under the caption “—Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), will not constitute an event of default for the 365 days after the occurrence of such filing failure provided we pay additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. In the event we do not elect to pay the additional interest upon a filing failure in accordance with this paragraph, such filing failure will constitute an event of default hereunder and the notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding notes from and including the date on which a filing failure first occurs to but not including the 365th day thereafter (or such earlier date on which the filing failure relating to the reporting obligations shall have been cured or waived). On such 365th day, the notes will be subject to acceleration as provided above if the filing failure is continuing. The provisions of the Indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the Indenture and its consequences, except:

•	our failure to pay principal of or interest (including additional interest, if any) on any notes when due;

•	our failure to convert any notes as required by the Indenture;

•	our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the Indenture that would require the consent of the holder of each outstanding note affected.

Modification

Changes Requiring Approval of Each Affected Holder

The Indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

•	change the maturity of any notes;

•	reduce the rate or extend the time for payment of interest (including additional interest, if any) on any notes;

•	reduce the principal amount of any notes;

•	reduce any amount payable upon repurchase of any notes;

•	impair the right of a holder to receive payment with respect to any notes or institute suit for payment of any notes;

•	change the currency in which any note is payable;

•	change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders after the occurrence of a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the Indenture, or reduce the amount of consideration due upon conversion;

•	change our obligation to maintain an office or agency in New York City;

•	subject to specified exceptions, modify certain provisions of the Indenture relating to modification of the Indenture or waiver under the Indenture; or

•	reduce the percentage of the notes required for consent to any modification of the Indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes then outstanding.

Changes Requiring No Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

•

provide for conversion rights of holders of the notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

•	secure the notes;

•

provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the notes;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture;

•	conform the provisions of the Indenture to the description of the notes contained in this prospectus;

•	make any provision with respect to matters or questions arising under the Indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture;

•	increase the conversion rate;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the notes; and

•	provide for a successor trustee.

Other

The consent of the holders of notes is not necessary under the Indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Notes Not Entitled to Consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Defeasance

The defeasance provisions of the Base Indenture (Article Fourteen) shall not apply to the notes.

Reports

We shall deliver to the trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we are required to file such reports, information and documents with the SEC. All required reports, information and documents referred to in this paragraph shall be deemed to be delivered to the trustee at the time such reports, information and documents are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system).

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed U.S. Bank National Association, the trustee under the Indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The Indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Governing Law

The notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Notes

Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global notes, Cede & Co. for all purposes will be considered the sole holder of such global notes. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global notes.

We will pay principal of, premium, if any, and interest (including additional interest, if any) on, and the repurchase price of, a global notes to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such notes or the Indenture. The Indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE NEW 4.25% NOTES

The New 4.25% Notes, which are referred to in this “Description of the New 4.25% Notes” section of this prospectus as the notes, will be issued under a supplemental indenture (the “New 4.25% Notes Supplemental Indenture”) among MasTec, Inc., as issuer, the guarantors and U.S. Bank National Association, as trustee, to the Base Indenture (the Base Indenture together with the New 4.25% Notes Supplemental Indenture, the “Indenture”). The terms of the notes include those provided in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act. The description of the Base Indenture is incorporated herein by reference to the section entitled “Description of Debt Securities” contained on pages 11 through 25 of our registration statement on Form S-3ASR (File No. 333-158502), filed with the SEC on April 8, 2009. If the information contained in this prospectus is inconsistent with the information set forth on such pages, you should rely on the information contained in this prospectus.

The following description is only a summary of the material provisions of the notes and the Indenture. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. You may request copies of these documents as set forth under the caption “Where You Can Find More Information.”

When we refer to “MasTec, Inc.,” “MasTec,” “we,” “our” or “us” in this Description of the New 4.25% Notes, we refer only to MasTec, Inc. and not its subsidiaries.

Brief Description of the Notes

The notes will:

•	initially be limited to $100,000,000 million aggregate principal amount;

•	bear interest at a rate of 4.25% per year, payable semi-annually in arrears, on June 15 and December 15 of each year, commencing on June 15, 2011;

•

be general unsecured obligations, ranking equally in right of payment with all of our existing and future senior indebtedness; senior in right of payment to all of our existing and future subordinated indebtedness; effectively subordinated in right of payment to our existing and future secured indebtedness; and structurally subordinated to all existing and future debt of any subsidiaries that are not guarantors, including trade payables;

•	not be subject to redemption at our option prior to maturity;

•

be subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “—Fundamental Change Put”;

•	be due on December 15, 2014, unless earlier converted or repurchased by us; and

•	initially be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017.

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted by you at an initial conversion rate of 64.6162 shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $15.48 per share. The conversion rate is subject to adjustment if certain events occur as described below.

Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement Upon Conversion.” You will not receive any separate cash payment or additional shares representing interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

We currently intend to satisfy our conversion obligation by delivering a combination of cash and shares of our common stock, using $1,000 as the cash amount in the settlement calculation set forth under “—Settlement Upon Conversion.” However, prior to the expiration of our Credit Facility in May 2013, without the prior consent of the lenders thereunder, we may not pay more than $10.0 million in aggregate to settle such conversions. See “Risk Factors—Risks Related to the Exchange Offer and New Notes—We may be unable to repurchase the New Notes for cash when required by the holders, including following a fundamental change or upon conversion of the New Notes.”

Neither we nor any of our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor any of our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “ — Conversion Rights” and “ — Fundamental Change Put.”

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “—Form, Denomination and Registration—Global Notes, Book-Entry Form.”

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency of the trustee in New York City.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Guarantees

Payment of the principal of, premium, if any, and interest on the notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by each of our subsidiaries that guarantee our 7.625% Senior Notes due 2017. In addition, each future wholly-owned domestic subsidiary that guarantees any unsecured indebtedness of MasTec will guarantee the payment of the principal of, premium, if any, and interest on the notes.

The obligations of each subsidiary guarantor under its note guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws. Each subsidiary guarantor that makes a payment or distribution under its note guarantee will be entitled to contribution from any other subsidiary guarantor or MasTec, as the case may be.

The note guarantee issued by any subsidiary guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person (other than an affiliate of MasTec) of (i) the capital stock of such subsidiary guarantor so that such subsidiary guarantor is no longer a subsidiary of MasTec or (ii) all or substantially all of the assets of such subsidiary guarantor, (2) the release or discharge of the guarantee which resulted in the creation of such note guarantee, except a discharge or release by or as a result of payment under such guarantee, or (3) the release or discharge of any and all guarantees of other unsecured indebtedness of MasTec provided by such subsidiary guarantor to the holders of other unsecured indebtedness (including any deemed release upon payment in full of all obligations under such other unsecured indebtedness); provided, however, to the extent that any subsidiary of MasTec provides a guarantee of any unsecured indebtedness of MasTec in the future, such subsidiary shall be required to guarantee the notes.

Additional Notes

We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes; provided that such differences do not cause the additional notes to constitute a different class of securities than the notes for U.S. federal income tax purposes; provided further, that the additional notes have the same CUSIP number as the notes offered hereby; and provided further, that the additional notes may have a different CUSIP number on a temporary basis if necessary to comply with applicable U.S. securities laws. The notes offered by this prospectus and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional notes may be issued if any event of default has occurred with respect to the notes and is continuing.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global notes, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest (including additional interest, if any) will be payable at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

Interest

The notes will bear interest at a rate of 4.25% per year. Interest will accrue from the last interest payment date on which interest was paid on the Original 4.25% Notes or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including additional interest, if any) semi-annually, in arrears on June 15 and December 15 of each year, commencing on June 15, 2011, to holders of record at 5:00 p.m., New York City time, on the preceding June 1 and December 1, respectively. However, there are two exceptions to the preceding sentence:

•	we will not pay in cash accrued interest (excluding any additional interest) on any notes when they are converted, except as described under “—Conversion Rights;” and

•

we may pay accrued and unpaid interest (including additional interest, if any) to a person other than the holder of record on the record date immediately prior to the maturity date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

We will pay interest on:

•	global notes to DTC in immediately available funds;

•

any certificated notes having a principal amount of less than $2,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity;” and

•

any certificated notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these notes duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “ — Payment at Maturity.”

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

To the extent lawful, payments of principal or interest (including additional interest, if any) on the notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

Conversion Rights

Before the close of business on the business day immediately preceding September 15, 2014, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition” and “—Conversion Upon Specified Corporate Events.” On or after September 15, 2014, holders may convert their notes at any time before the close of business on the business day immediately preceding the maturity date, irrespective of whether any of the foregoing conditions has been met. In all cases, the right to convert notes will expire at the close of business on the business day immediately preceding the maturity date. The initial conversion rate will be 64.6162 shares of common stock per $1,000 principal amount of notes (corresponding to an initial conversion price of approximately $15.48 per share). Upon conversion of notes, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation in solely cash or through the payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a specified observation period (as defined below under “—Settlement Upon Conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert all or any portion of such holder’s notes so long as such portion is an integral multiple of $1,000 in principal amount.

If a holder has delivered a purchase notice upon the occurrence of a fundamental change as described under “—Fundamental Change Put” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the Indenture.

Upon conversion, the converting holder will not receive any separate cash payment or additional shares representing accrued and unpaid interest (excluding any additional interest), if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Our payment and delivery to a converting holder of the full amount of cash and the full number of shares of our common stock, if any, together with any cash payment for any fractional share, into which such holder’s note is convertible, or the trustee’s payment and delivery of such amounts on our behalf, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest (excluding any additional interest), if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest (excluding any additional interest), if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes, accrued and unpaid interest (excluding any additional interest) will be deemed to be paid out of the consideration paid upon such conversion.

If you convert after the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including additional interest, if any) accrued and unpaid on your notes, notwithstanding your conversion of those notes prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your notes for conversion, you must pay us an amount equal to the interest (excluding any additional interest) that has accrued and will be paid on the notes being converted on the corresponding interest payment date. You are not required to make such payment:

•	if you convert your notes following the regular record date immediately preceding the maturity date;

•

if you convert your notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue additional interest, if any), if overdue interest (or overdue additional interest) exists at the time of conversion with respect to your notes.

Except as described under “— Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

Conversion Upon Satisfaction of Sale Price Condition

Before the close of business on the business day immediately preceding September 15, 2014, holders may surrender their notes for conversion during any calendar quarter commencing after March 31, 2011 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the average of the last quoted bid and ask prices per share for our common stock in the over-the-counter market on the relevant date as reported by the OTCBB, Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share of our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to after-hours or extended market trading.

Unless expressly stated to the contrary, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) a last reported sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed or traded, “trading day” means a “business day.”

Conversion Upon Satisfaction of Trading Price Condition

Before the close of business on the business day immediately preceding September 15, 2014, holders may surrender their notes for conversion during the five business day period after any five consecutive trading day period (we refer to this five trading day period as the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day during that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day. We refer to this condition as the “trading price condition.”

The “trading price” of the notes on any trading day means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such trading day from three independent nationally recognized securities dealers selected by the bid solicitation agent; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer on any trading day, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on that trading day. If (x) we are not acting as bid solicitation agent, and we do not, when required to do so, instruct the bid solicitation agent to obtain bids when required, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each trading day such failure continues.

The bid solicitation agent (if other than us) will have no obligation to determine the trading price per $1,000 principal amount of the notes unless we have requested such determination. We will have no obligation to make such request (or, if we are acting as bid solicitation agent, we will have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we will instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we will determine, the trading price in the manner described above beginning on the next trading day following the receipt of such evidence and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is equal to or greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the conversion agent (if other than the trustee) and the trustee within one business day.

We will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

Certain Distributions

If, before the close of business on the business day immediately preceding September 15, 2014, we elect to:

•

distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them, for a period of not more than 45 calendar days from the issuance date for such distribution, to subscribe for or purchase shares of our common stock at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution; or

•

distribute to all or substantially all holders of our common stock: our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 45 scheduled trading days before the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and (y) the time we announce that such distribution will not take place.

Holders of the notes may not exercise this conversion right if each holder will have the right to participate (as a result of holding the notes, and at the same time and on the same terms as common stock holders participate) in any of the transactions described above as if such holder of the notes held a number of shares of our common stock equal to (i) the applicable conversion rate, multiplied by (ii) (x) the principal amount of notes held by such holder divided by (y) $1,000, without having to convert its notes.

Certain Corporate Events

If, before the close of business on the business day immediately preceding September 15, 2014:

•

a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Put”) or a “non-stock change of control” (as defined under “—Adjustment to Conversion Rate Upon Conversion Upon a Non-Stock Change of Control”) occurs; or

•

we are a party to a consolidation, merger, binding share exchange, or a sale, transfer, lease or other conveyance of all or substantially all of our assets, pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other assets, then, in either case, the notes may be surrendered for conversion at any time from or after the date that is 45 scheduled trading days before the initial anticipated effective date of the transaction (or, if we do not have knowledge of such transaction on or before such date, the business day after we are required to give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date (as described under “—Fundamental Change Put”). We will notify holders, the conversion agent (if other than the trustee) and the trustee:

•

as promptly as practicable following the date we publicly announce such transaction but in no event less than 45 scheduled trading days before the initial anticipated effective date of such transaction; or

•

if we do not have knowledge of such transaction at least 45 scheduled trading days before the initial anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction but in no event later than the actual effective date of such transaction.

Conversions On or After September 15, 2014

On or after September 15, 2014, holders may surrender their notes for conversion at any time before the close of business on the business day immediately preceding the maturity date, regardless of whether any of the foregoing conditions has been met.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to interest (excluding any additional interest) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice in the form specified in the Indenture or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the notes to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (but excluding any additional interest) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock, if any, if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock, if any, in a name other than your own. Certificates representing common stock, if any, will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

If a holder has delivered a purchase notice as described under “—Fundamental Change Put” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the Indenture. If a holder submits its notes for required purchase, the holder’s right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash, which we refer to as cash settlement, shares of our common stock, which we refer to as physical settlement, or a combination of cash and shares of our common stock, which we refer to as combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions occurring on or after September 15, 2014 will be settled using the same settlement method. Prior to September 15, 2014, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after September 15, 2014, no later than September 15, 2014). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of convertible note will be deemed to be $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the trading days during the applicable observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the trading days during the applicable observation period.

The “daily settlement amount,” for each of the trading days during the applicable observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of convertible notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by the number of trading days in the applicable observation period (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the trading days during the applicable observation period, the quotient of (A) the product of (1) the conversion rate in effect on such trading day and (2) the daily VWAP on such trading day divided by (B) the number of trading days in the applicable observation period.

The “daily VWAP” means, for each of the trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MTZ.N<equity> AQR” (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session’s trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	if the relevant conversion date occurs before September 15, 2014, the 40 consecutive trading day period beginning on, and including, the second trading day after such conversion date; and

•

if the relevant conversion date occurs on or after September 15, 2014, the 10 consecutive trading days beginning on, and including, the 12th scheduled trading day immediately preceding the maturity date.

For the purpose of determining amounts due upon conversion only, “trading day” means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading and (ii) there is no market disruption event (as defined below). If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, before 1:00 p.m., New York City time, on any scheduled trading day for our common stock, for a period of more than one half-hour in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Except as described below under “—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events,” we will pay or deliver, as the case may be, the consideration due in respect of a conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the applicable observation period in the case of any other settlement method.

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the applicable observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the relevant conversion date; provided, however, that the person in whose name any shares of our common stock will be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the applicable observation period (in the case of combination settlement).

Conversion Rate Adjustments

We will adjust the conversion rate for the following events:

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such dividend or distribution or the effective date of such share split or combination;

OS1 =	the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or combination, as the case may be.

(2) If we distribute to all or substantially all holders of our common stock any rights or warrants (other than rights issued pursuant to a shareholders’ right plan) entitling them for a period of not more than 45 days from the issuance date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be increased based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

OS0 =	the number of shares of our common stock outstanding at 5:00 p.m., New York City time, on the trading day immediately preceding the ex-dividend date for such distribution;

X =	the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution.

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other of our assets or property to all or substantially all holders of our common stock, excluding:

•	dividends or distributions as to which adjustment is required to be effected in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs described below in the second paragraph of this clause (3),

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – FMV

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours that are listed on a national or regional securities exchange, which is referred to in this prospectus as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	FMV + MP0
MP0

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for the spin-off;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for the spin-off;

FMV =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the third trading day after the record date for such spin-off (such period, the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

Any adjustment to the conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the record date for the spin-off. Because we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the valuation period. In such event, we will deliver shares of our common stock (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the valuation period.

(4) If we pay any cash dividends or distributions paid exclusively in cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger, consolidation or sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration as described under “—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events”), the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	SP0
SP0 – C

where,

CR1 =	conversion rate in effect immediately prior to the open of business on the record date for such dividend or distribution;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time, on the trading day immediately preceding the record date for such distribution;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the record date for such distribution; and

C =	the amount in cash per share we distribute to holders of our common stock.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	×	AC + ( SP1 × OS1 )
OS0 × SP1

where,

CR1 =	the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender offer or exchange offer expires;

CR0 =	the conversion rate in effect at 5:00 p.m., New York City time on the day such tender offer or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires (the “averaging period”);

OS1 =	the number of shares of our common stock outstanding immediately after the close of business on the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the conversion rate under this clause (5) will be made immediately prior to the open of business on the day following the last day of the averaging period, but will be given effect as of the open of business on the trading day next succeeding the date such tender offer or exchange offer expires. Because we will make the adjustment to the conversion rate at the end of the averaging period with retroactive effect, we will delay the settlement of any notes where the final day of the related observation period occurs during the averaging period. In such event, we will deliver shares of our common stock, if any, (based on the adjusted conversion rate as described above) on the third business day immediately following the last day of the averaging period.

To the extent that any future shareholders’ rights plan adopted by us is in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the notes, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (3), subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustment if holders may participate in the transaction or in certain other cases. Except with respect to a spin-off, in cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to shareholders:

•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the record date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $1.00,

rather than being entitled to an adjustment in the conversion price, the holder of notes will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such notes immediately prior to the record date for determining the shareholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

As used in this section, “ex-dividend date” means the first date upon which a sale of our common stock does not automatically transfer the right to receive the relevant dividend from the seller of the common stock to its buyer.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Material U.S. Federal Income Tax Considerations.”

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and otherwise (b)(1) five business days prior to the first day of the conversion period related to the maturity of the notes (whether at stated maturity or otherwise) or (2) prior to any repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.

Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•

consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and in either case holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then from and after the effective date of such transaction, the right to convert each $1,000 principal amount of notes will, without the consent of any holders of the notes, upon the occurrence of any conversion triggering event and during the periods described in the description of such triggering event, be changed into the right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other properties or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately before the effective date of such transaction would have owned or been entitled to receive in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “reference property”). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of notes as set forth under “—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the notes will become convertible will be deemed to be the weighted average of the kinds and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects.

If the reference property in a transaction described above consists solely of cash, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon such conversion will consist of cash in an amount, per $1,000 principal amount of such note, equal to the product of (A) the amount of cash paid per share of our common stock pursuant to such transaction and (B) the applicable conversion rate on the conversion date for such conversion; and (ii) we will pay such consideration on the third business day after such conversion date.

Adjustment of Prices

Whenever any provision of the Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the period used to determine the “stock price” for purposes of a non-stock change of control), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the relevant period.

Adjustment to Conversion Rate Upon a Non-Stock Change of Control

If and only to the extent you elect to convert your notes in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under “— Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate as described below. The number of additional shares by which the conversion is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 20 calendar days prior to such date.

A conversion of the notes by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “— Fundamental Change Put”).

The number of additional shares will be adjusted in the same manner as and as of any date on which the conversion rate of the notes is adjusted as described above under “— Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares by which the conversion rate shall be increased:

	Stock Price
Effective Date	$11.68	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00	$100.00	$125.00
November 4, 2009	21.0002	20.4402	18.8679	17.5202	16.3317	12.5486	10.0607	7.0860	5.4162	3.6304	2.6813	1.5050	0.9436	0.6191
December 15, 2010	21.0002	20.4402	18.8679	17.4310	15.2553	11.3782	8.9100	6.0889	4.5871	3.0527	2.2593	1.2790	0.8067	0.5310
December 15, 2011	21.0002	20.4402	18.8679	16.1758	13.8765	9.8910	7.4695	4.8794	3.6081	2.3903	1.7783	1.0180	0.6467	0.4274
December 15, 2012	21.0002	20.4402	17.5776	14.4261	11.9700	7.8890	5.5925	3.4027	2.4687	1.6490	1.2402	0.7189	0.4603	0.3060
December 15, 2013	21.0002	19.9495	15.2623	11.7041	9.0280	4.9536	3.0367	1.6548	1.2198	0.8511	0.6483	0.3792	0.2447	0.1640
December 15, 2014	21.0002	18.7171	12.3069	6.8124	2.0505	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•

between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $125.00 per share (subject to adjustment), no additional shares will be added to the conversion rate;

•	less than $11.68 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate in connection with a non-stock change of control exceed 85.6164 per $1,000 principal amount of the notes, subject to adjustments in the same manner as the conversion rate.

Additional consideration, if any, deliverable as described in this section “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” will be delivered on the settlement date applicable to the relevant conversion.

Our obligation to deliver additional consideration as a result of the increase in the conversion rate described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Put

If a fundamental change (as defined below) occurs at any time prior to the maturity of the notes, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your notes for which you have properly delivered and not withdrawn a written repurchase notice. The notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The repurchase price will be payable in cash and will equal 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.

We may be unable to repurchase your notes in cash upon a fundamental change. Our ability to repurchase the notes with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.

A “fundamental change” will be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2) the first day on which a majority of the members of our board of directors are not continuing directors; or

(3) the adoption of a plan relating to our liquidation or dissolution; or

(4) the consolidation or merger of us with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:

(a) any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•

pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(b) any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

(5) the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the notes are convertible is not listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.

Notwithstanding the foregoing, any transaction or event described above will not constitute a fundamental change if, in connection with such transaction or event, or as a result therefrom, a transaction described in clauses (1), (4) or (5) above occurs (without regard to any exclusion to clauses described in the bullets thereunder) and at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares, cash payments made pursuant to dissenters’ appraisal rights and cash dividends) consists of shares of common stock (or depositary receipts in respect thereof) traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction, the notes become convertible as described under “—Conversion Rate Adjustments—Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events” above.

“Continuing directors” means, as of any date of determination, any member of the board of directors of MasTec who:

•	was a member of the board of directors on the date of the Indenture; or

•

was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.

In addition, you should note that recent case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a fundamental change under a clause similar to clause (2) under the definition of “fundamental change” above, if the outgoing directors were to approve the new directors for the purpose of such fundamental change clause.

At any time following our entering into a definitive agreement that, if consummated, would give rise to a fundamental change, but in any event not later than the fifth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the notes on the date of the notice at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your notes.

The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the notes to be repurchased, if certificated notes have been issued). The repurchase notice must state:

•	the portion of the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples thereof;

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the Indenture;

•

if such repurchase notice is delivered prior to the occurrence of a fundamental change pursuant to a definitive agreement giving rise to a fundamental change, that the offer is conditioned on the occurrence of such fundamental change; and

•

if you hold a beneficial interest in a global note, your repurchase notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the notes to be repurchased.

You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the repurchase notice. The withdrawal notice must state:

•	the principal amount of the withdrawn notes;

•	the principal amount, if any, which remains subject to the repurchase notice; and

•

if you hold a beneficial interest in a global note, your withdrawal notice must comply with appropriate DTC procedures; if you hold certificated notes, the repurchase notice must state the certificate numbers of the withdrawn notes.

Payment of the repurchase price for notes for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the notes will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the notes, as the case may be.

If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the notes that holders have elected to require us to repurchase, then, as of the repurchase date:

•

the repurchased notes will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the repurchased notes has been made or the repurchased notes have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of repurchased notes will terminate, other than the right to receive the repurchase price upon delivery or transfer of the repurchased notes.

In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the notes;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the notes.

This fundamental change repurchase right could discourage a potential acquirer of MasTec or a proxy contest. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Our obligation to repurchase the notes upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

Consolidation, Merger and Sale of Assets by MasTec

The Indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

•

either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental Indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the notes and the Indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•

if as a result of such transaction the notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of us or such successor, as the case may be, under the notes and the Indenture; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which MasTec is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, MasTec, and MasTec shall be discharged from its obligations, under the notes and the Indenture.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of MasTec “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the Indenture and the notes, or under the laws of Florida, MasTec’s state of incorporation.

Accordingly, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of MasTec may be uncertain.

An assumption by any person of MasTec’s obligations under the notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Events of Default; Notice and Waiver

The following will be events of default under the Indenture:

•	we fail to pay any interest (including additional interest, if any) on the notes when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the notes when due at maturity, or we fail to pay the repurchase price payable, in respect of any notes when due;

•

upon exercise of a holder’s conversion right, our failure to deliver, or cause the conversion agent to deliver, to such holder the full amount of conversion consideration deliverable in respect of the notes surrendered for conversion when due, in accordance with the Indenture, and such failure continues for five (5) days following the scheduled settlement date for such conversion;

•	we fail for a period of 5 calendar days to provide notice of the anticipated effective date or actual effective date of a fundamental change as required in the Indenture;

•

we fail to perform or observe any other term, covenant or agreement in the notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of MasTec or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) in an aggregate amount in excess of $20,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X); or

•

any note guarantee provided by any of our “significant subsidiaries” shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under any note guarantee.

We are required to notify the trustee within 5 business days of our becoming aware of the occurrence of any default under the Indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal, interest (including additional interest, if any) on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.

If an event of default specified in the second-to-last bullet point listed above occurs and continues with respect to us or any of our “significant subsidiaries,” the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest (including additional interest, if any) on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the Indenture.

No holder of the notes may pursue any remedy under the Indenture, except in the case of a default in the payment of principal or interest (including additional interest, if any) on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy, and offer reasonable security or indemnity against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

Notwithstanding the foregoing, the Indenture will provide, that our failure to comply with the reporting obligations in the Indenture, which are described below under the caption “—Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports), will not constitute an event of default for the 365 days after the occurrence of such filing failure provided we pay additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. In the event we do not elect to pay the additional interest upon a filing failure in accordance with this paragraph, such filing failure will constitute an event of default hereunder and the notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding notes from and including the date on which a filing failure first occurs to but not including the 365th day thereafter (or such earlier date on which the filing failure relating to the reporting obligations shall have been cured or waived). On such 365th day, the notes will be subject to acceleration as provided above if the filing failure is continuing. The provisions of the Indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the Indenture and its consequences, except:

•	our failure to pay principal of or interest (including additional interest, if any) on any notes when due;

•	our failure to convert any notes as required by the Indenture;

•	our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the Indenture that would require the consent of the holder of each outstanding note affected.

Modification

Changes Requiring Approval of Each Affected Holder

The Indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

•	change the maturity of any notes;

•	reduce the rate or extend the time for payment of interest (including additional interest, if any) on any notes;

•	reduce the principal amount of any notes;

•	reduce any amount payable upon repurchase of any notes;

•	impair the right of a holder to receive payment with respect to any notes or institute suit for payment of any notes;

•	change the currency in which any note is payable;

•	change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders after the occurrence of a fundamental change;

•	adversely affect the right of the holders of the notes to convert their notes in accordance with the Indenture, or reduce the amount of consideration due upon conversion;

•	change our obligation to maintain an office or agency in New York City;

•	subject to specified exceptions, modify certain provisions of the Indenture relating to modification of the Indenture or waiver under the Indenture; or

•	reduce the percentage of the notes required for consent to any modification of the Indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes then outstanding.

Changes Requiring No Approval

The Indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

•

provide for conversion rights of holders of the notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

•	secure the notes;

•

provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the notes;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture;

•	conform the provisions of the Indenture to the description of the notes contained in this prospectus;

•	make any provision with respect to matters or questions arising under the Indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture;

•	increase the conversion rate;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the notes; and

•	provide for a successor trustee.

Other

The consent of the holders of notes is not necessary under the Indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Notes Not Entitled to Consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the Indenture.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Defeasance

The defeasance provisions of the Base Indenture (Article Fourteen) shall not apply to the notes.

Reports

We shall deliver to the trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we are required to file such reports, information and documents with the SEC. All required reports, information and documents referred to in this paragraph shall be deemed to be delivered to the trustee at the time such reports, information and documents are publicly filed with the SEC via the SEC’s EDGAR filing system (or any successor system).

Information Concerning the Trustee and Common Stock Transfer Agent and Registrar

We have appointed U.S. Bank National Association, the trustee under the Indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The Indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Governing Law

The notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Notes

Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The notes will be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global notes, Cede & Co. for all purposes will be considered the sole holder of such global notes. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global notes.

We will pay principal of, premium, if any, and interest (including additional interest, if any) on, and the repurchase price of, a global notes to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such notes or the Indenture. The Indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF COMMON STOCK

The following summarizes certain material terms and provisions of our common stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, each as amended and restated.

Overview

Our charter authorizes our board of directors to issue up to 145,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of November 1, 2010, we had approximately 76,126,604 shares of common stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of our common stock are duly issued, fully paid and nonassessable.

General Description of our Common Stock

Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our common stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “Description of Common Stock—Material Provisions of our Articles of Incorporation and Bylaws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our common stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of November 1, 2010, Jorge Mas, our Chairman, and Jose Mas, our Chief Executive Officer beneficially owned approximately 28.5% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Material Provisions of Our Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•

our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our Bylaws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors and our shareholders. Our Bylaws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our Bylaws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our Bylaws define “cause” as failing to substantially perform one’s duties to us (other than as a result of physical or mental disability) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our Bylaws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them.

Indemnification. Our Articles of Incorporation and/or Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Tax Counsel, the following discussion describes, subject to the limitations set forth therein, the material U.S. Federal income tax considerations relating to the exchange offer and to the acquisition, ownership and disposition of a New Note and the common stock into which a New Note is convertible. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all on the date hereof. Those authorities may be changed, possibly with retroactive effect, and U.S. Federal income tax consequences different from those set forth below could result. No ruling has been requested from the Internal Revenue Service (the “IRS”) with respect to any of the statements made or conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with those statements and conclusions.

The discussion set forth below is limited to a holder who receives a New Note in exchange for an Original Note pursuant to the exchange offer or, with respect to the discussion under “Consequences of the Exchange Offer—Non-Exchanging Holders,” a holder who does not exchange an Original Note pursuant to the exchange offer. The discussion assumes that in each case the Original Note, the New Note and the common stock into which a New Note is convertible is held as a capital asset within the meaning of the Code. This summary does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation, a bank, insurance company or other financial institution, S corporation, regulated investment company, real estate investment trust, tax exempt investor, dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, a former U.S. citizen or resident in certain circumstances, a person holding an Original Note, a New Note or our common stock as a position in a “straddle,” “hedge,” “conversion transaction,” “constructive sale” or other integrated transaction for tax purposes, a person that owns or is deemed to own more than five percent of our common stock (except to the extent specifically set forth below) or a person whose functional currency is not the U.S. dollar. This discussion does not address the consequences under U.S. alternative minimum tax rules, U.S. Federal estate or gift tax laws (except for the U.S. estate tax considerations addressed to certain non-U.S. citizens and domiciliaries), the laws of any state or locality, or any foreign tax laws.

If a holder is an entity treated as a partnership for U.S. Federal income tax purposes, the tax treatment of each partner of that partnership will depend on the status of the partner and the activities of the partnership. A partner in a partnership that holds an Original Note, a New Note or our common stock should consult its tax adviser.

EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISER REGARDING THE PARTICULAR TAX CONSEQUENCES TO THAT HOLDER OF THE EXCHANGE OFFER AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF A NEW NOTE AND COMMON STOCK, INCLUDING INCOME, ESTATE, INHERITANCE AND GIFT TAX CONSEQUENCES UNDER ANY APPLICABLE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND ANY APPLICABLE TAX TREATY.

Consequences of the Exchange Offer

Exchanging Holders

Characterization of the exchange. The modification of a debt instrument, whether effected pursuant to an amendment of the terms of the debt instrument or an actual exchange of an existing debt instrument for a new debt instrument, will be treated for U.S. Federal income tax purposes as an exchange of the existing debt instrument for a new debt instrument, and thus as a taxable event (which is the term this discussion uses to refer to a realization event within the meaning of section 1001 of the Code) if there is deemed to be a “significant modification” of the terms of the existing debt instrument within the meaning of Treasury regulation section 1.1001-3. Treasury regulation section 1.1001-3 provides specific rules with respect to changes in a debt instrument relating to a change in yield, a change in the timing of payments, a change in the obligor on or security for the debt instrument, a change in the nature of the debt instrument and a change in customary accounting or financial covenants. None of the changes in the Notes is treated as a taxable event pursuant to any of those rules. Nevertheless, under Treasury regulation section 1.1001-3, the exchange of an Original Note for a New Note will be a significant modification of the terms of the Original Note if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant.

In the opinion of Tax Counsel, although the matter is subject to significant uncertainty, the differences between the terms of an Original Note and a New Note should not constitute a significant modification of the terms of the Original Note because they are not economically significant within the meaning of Treasury regulation section 1.1001-3, and therefore the exchange of an Original Note for a New Note should not constitute a taxable event for U.S. Federal income tax purposes. There is significant uncertainty regarding this conclusion because neither Treasury regulation section 1.1001-3 nor any other legal authority provides sufficient guidance on whether the changes in the terms of the Notes are economically significant or otherwise give rise to a taxable event for U.S. Federal income tax purposes. Tax Counsel is basing its conclusion on various assumptions, which we have represented to Tax Counsel, including an expectation that the value of a New Note will not differ from the value of an Original Note for which it is exchanged, an expectation that no one or more of the changes in terms of a New Note compared to an Original Note will be economically significant, an expectation that the changes in the terms of the conversion feature of a New Note compared to an Original Note will not have any effect on the market yield of the New Note and a determination that the increase in yield of a New Note, compared to the yield on an Original Note, will be less than 25 basis points and less than five percent of the annual yield on the Original Note, computing yield for this purpose by treating the exchange fee as part of the yield of the New Note and otherwise in the manner prescribed by Treasury regulation section 1.1001-3.

We will take the position that the exchange of an Original Note for a New Note will not constitute a taxable event for U.S. Federal income tax purposes. There can be no assurance, however, that the IRS or a court will agree with that position.

Treatment if the exchange does not constitute a taxable event. If, consistent with the position we will take, the exchange of an Original Note for a New Note does not constitute a taxable event for U.S. Federal income tax purposes, there will be no U.S. Federal income tax consequences to a holder who exchanges an Original Note for a New Note. The holder will have the same tax basis and holding period in the New Note as it had in the Original Note immediately prior to the exchange.

Treatment if the exchange constitutes a taxable event. In the opinion of Tax Counsel, if, contrary to our position, the exchange of an Original Note for a New Note were treated as a taxable event for U.S. Federal income tax purposes, the results for holders are subject to uncertainty. The uncertainty exists because of the absence of governing legal authority. The exchange might be treated as one on which no gain or loss is recognized (aside from the exchange fee, as described below) pursuant to a recapitalization for U.S. Federal income tax purposes. For gain and loss not to be recognized pursuant to a recapitalization of the Company, among other required facts, both the Original Note and the New Note would need to be classified as “securities” for U.S. Federal income tax purposes. The rules for determining whether a debt instrument like an Original Note or a New Note is a “security” are unclear. No governing legal authority clearly addresses the classification as securities of debt instruments with terms like those of the Notes. The term “security” is not defined in the Code or Treasury regulations and has not been clearly defined by judicial decisions and administrative pronouncements of the IRS. Although a debt instrument with a term of more than ten years in most cases is considered to be a security, a debt instrument of five years or less in most cases is considered not to be a security. A right to convert a debt instrument into stock of the issuer could be considered a feature that supports classification as a security. Nevertheless, in the opinion of Tax Counsel there is a substantial possibility that neither the Original Notes nor the New Notes constitute securities for U.S. Federal income tax purposes and therefore that the exchange of an Original Note for a New Note is one on which realized gain or loss is recognized.

If either an Original Note or a New Note is not a “security,” and if the exchange is a taxable event, an exchange of an Original Note for a New Note pursuant to the exchange offer would constitute a taxable transaction for U.S. Federal income tax purposes. In that case, each exchanging holder would recognize gain or loss in an amount equal to the difference between the holder’s amount realized on the exchange and the holder’s tax basis in the Original Note, treating the issue price of the New Note as the amount realized in the exchange. The issue price of a New Note will be the fair market value of the New Note if the New Notes are considered to be traded on an established market or, if they are not, the fair market value of the Original Note if the Original Notes are considered to be traded on an established market. If neither Note is considered to be so traded, the amount realized would be the stated principal amount of the New Note. Any gain or loss that is recognized would be capital gain or loss and would be long-term if the holder had held the Original Note for more than one year on the date of the exchange. In the case of a non-corporate holder, long-term capital gain is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations. The holding period for the New Note would begin the day after the exchange, and a holder’s tax basis in a New Note would equal the issue price of the New Note (as described above).

In addition, if the issue price of a New Note exceeds its stated principal amount, the excess would constitute amortizable bond premium that a holder of a New Note could elect to amortize, subject to limitations and restrictions applicable to that election. The amount of amortizable bond premium is reduced in the case of a convertible debt obligation like a New Note by an amount attributable to the conversion feature. A holder with a tax basis in a New Note that exceeds the stated principal amount of the New Note should consult its own tax adviser regarding the amount of premium that may be attributable to the conversion feature. Deductions attributable to the amortization of bond premium would offset interest income from a New Note with amortizable bond premium.

If the stated principal amount of a New Note exceeds its issue price, the New Note would be treated as issued with original issue discount in an amount equal to that excess. If that excess exceeds a de minimis amount, the holder would be required to include that original issue discount in income on a constant yield method over the term of the New Note. The holder would thus be taxed on amounts prior to receipt of the corresponding cash. The holder’s adjusted tax basis in the New Note would increase by the amounts of original issue discount includible in the holder’s income. The amount of original issue discount on a New Note would be de minimis if it is less than one quarter of one percent of the stated principal amount of the New Note multiplied by the number of complete years to the maturity date of the New Note. De minimis original issue discount is not required to be included in income prior to a redemption or other taxable disposition of a New Note and will be capital gain at that time. If the exchange fee were treated as a reduction of the issue price of a New Note (contrary to the conclusion of Tax Counsel that it is more likely than not that the exchange fee should be taxable as ordinary income at the time of receipt (see “U.S. Holders—Exchange Fee” below)), and if the issue price of a New Note otherwise would be the stated principal amount of the New Note, a New Note could be treated as issued with de minimis original issue discount.

Each holder of an Original Note is urged to consult its tax adviser with respect to the U.S. Federal income tax consequences if the exchange of an Original Note for a New Note is treated as a “significant modification” of the terms of the Original Note and thus as a taxable event. The discussion that follows assumes that an exchange of an Original Note for a New Note pursuant to the exchange offer is not a taxable event for U.S. Federal income tax purposes.

Non-Exchanging Holders

A holder of an Original Note who does not exchange the Original Note for a New Note in the exchange offer will not recognize any gain or loss for U.S. Federal income tax purposes as a result of the exchange offer. Any such holder will continue to have the same tax basis and holding period in its Original Note as it had immediately prior to the exchange offer.

U.S. Holders

The following discussion describes the material U.S. Federal income tax considerations relevant to a U.S. holder of a New Note or common stock into which a New Note is convertible. A U.S. holder is a beneficial owner of a New Note or our common stock that is (i) a citizen or individual resident of the United States, (ii) a corporation (including any entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the law of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source or (iv) a trust if (1) a court within the United States is able to exercise primary jurisdiction over its administration, and one or more United States persons have authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest

The Original Notes were not issued with original issue discount. In addition, assuming that the exchange of an Original Note for a New Note pursuant to the exchange offer is not a taxable event and that the exchange fee would be treated as ordinary income at the time of receipt and not as a reduction of the issue price of a New Note, no original issue discount could be created as a result of the exchange. Thus, interest on a New Note will be taxed as ordinary interest income at the time it is received or accrued in accordance with a U.S. holder’s regular method of accounting for U.S. Federal income tax purposes.

Exchange Fee

In the opinion of Tax Counsel, the U.S. Federal income tax treatment of receipt of the exchange fee is subject to uncertainty because of the lack of direct legal authority. Tax Counsel believes it is more likely than not that the exchange fee is ordinary income to a holder at the time of its receipt (and does not reduce the issue price of a New Note and thereby give rise to original issue discount). It is uncertain whether that ordinary income is interest income or consideration to holders for participating in the exchange offer. We intend to report the exchange fee to holders and to the IRS for information reporting purposes as consideration to holders for participating in the exchange offer.

Conversion of the New Notes

The available legal authorities addressing the tax consequences to a holder of a convertible debt instrument on conversion of the debt instrument address only the case of a conversion solely into stock of the issuer and provide that the holder of the debt instrument does not recognize gain or loss on the conversion. There is no legal authority on point with respect to the conversion of a debt instrument into cash and stock of the issuer, and accordingly in the opinion of Tax Counsel the U.S. Federal income tax treatment of a U.S. holder’s conversion of a New Note into our common stock and cash is uncertain. It is possible that the conversion would be treated as a partially taxable exchange or as an exchange pursuant to a recapitalization on which loss would not be recognized and possibly less than the full amount of gain would be recognized, as discussed in the following paragraphs. In the opinion of Tax Counsel, it is more likely that the conversion would be treated as a partially taxable exchange and not as an exchange on which loss or any gain would not be recognized pursuant to a recapitalization. A U.S. holder should consult its tax adviser to determine how it should report any conversion of a New Note into our common stock and cash for U.S. Federal income tax purposes.

Possible treatment as part conversion and part redemption. The conversion of a New Note into our common stock and cash may be treated as in part a payment in redemption of a portion of the New Note and in part a conversion of the remainder of the New Note into stock. In that event, a U.S. holder would recognize gain or loss with respect to the portion of the New Note treated as redeemed for cash in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis allocable to that portion of the New Note. Except for market discount, as described below, the gain or loss recognized would be long-term capital gain or loss if the U.S. holder has a holding period for the New Note of more than one year on the date of the conversion. In the case of a non-corporate holder, long-term capital gain is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

With respect to the portion of the New Note considered to be converted into stock, a U.S. holder would not recognize any income, gain or loss, except with respect to any cash received in lieu of a fractional share of stock. If a U.S. holder receives cash in lieu of a fractional share of stock, the U.S. holder would be treated as if it received the fractional share, which was immediately redeemed for cash. Accordingly, the U.S. holder would recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the holder’s adjusted tax basis in the fractional share. A U.S. holder’s adjusted tax basis in the stock received on conversion would be equal to the portion of its adjusted tax basis in the New Note allocable to the portion of the New Note deemed converted (less the basis allocable to any fractional share for which the holder receives cash). A U.S. holder’s holding period for that common stock would include the holder’s holding period for the New Note.

Possible treatment as a recapitalization. The conversion of a New Note into our common stock and cash instead might be treated as an exchange of a security for stock and cash pursuant to a recapitalization for U.S. Federal income tax purposes, in which case a U.S. holder would not be allowed to recognize any loss realized and might recognize less than the full amount of any gain realized on the conversion. For the foregoing tax consequences to arise, a New Note would need to be a “security” for U.S. Federal income tax purposes. However, as noted in the discussion above under “—Consequences of the Exchange Offer—Exchanging Holders,” in the opinion of Tax Counsel there is a significant possibility that the New Notes do not constitute securities for U.S. Federal income tax purposes. If the New Notes were to be classified as “securities,” and if the conversion constitutes a recapitalization, a U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of

(a) the excess (if any) of (i) the amount of cash (not including cash received in lieu of a fractional share) and the fair market value of common stock received (treating a fractional share as received for this purpose) in the exchange over (ii) the holder’s adjusted tax basis in the New Note; and

(b) the amount of cash received on the conversion (other than cash received in lieu of a fractional share).

With respect to cash received in lieu of a fractional share of common stock, a U.S. holder would be treated as if it received the fractional share, which was immediately redeemed for cash, and would recognize capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s adjusted tax basis in our common stock that is allocated to the fractional share. The U.S. holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the New Note converted (less any basis allocable to any fractional share deemed received in the conversion), decreased by the aggregate amount of cash received in the conversion (other than cash received in lieu of a fractional share) and increased by the aggregate amount of gain, if any, recognized on the conversion (other than gain recognized as a result of cash received in lieu of a fractional share). The U.S. holder would have a holding period for the common stock received that includes the U.S. holder’s holding period for the New Note. Except for market discount as described below, gain or loss recognized would be long-term capital gain or loss if the U.S. holder has a holding period for the New Note of more than one year on the date of the conversion. In the case of a non-corporate U.S. holder, long-term capital gain is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

A holder is urged to consult its tax adviser with respect to the U.S. Federal income tax consequences resulting from the exchange of a New Note into a combination of cash and common stock. A conversion of a New Note solely for cash will be treated as a redemption of the New Note, the tax consequences of which are described below in “—U.S. Holders—Disposition of the New Notes”.

Upon a conversion of a New Note, subject to certain exceptions, the New Notes provide that a U.S. holder will not receive any cash payment representing accrued and unpaid interest on the New Note, but rather that accrued and unpaid interest will be deemed to be paid in full by payment and delivery to the U.S. holder of the full amount of cash and the full number of shares of common stock, if any, together with any cash payment for any fractional share, into which the U.S. holder’s Note is convertible. See “Description of New 4.00% Notes—Conversion Rights” and “Description of New 4.25% Notes—Conversion Rights.” In the opinion of Tax Counsel, the tax treatment of accrued and unpaid interest on conversion of a New Note is uncertain because of the absence of legal authority on point. The receipt of cash, shares of our common stock or both on conversion of a New Note that may be deemed attributable in part to accrued and unpaid interest on a converted Note not previously included in income by the U.S. holder may be taxed as ordinary income. In that case, a U.S. holder’s tax basis in any shares of common stock attributable to accrued and unpaid interest would equal the fair market value of those shares when received, and the holding period in those shares would begin on the day after the date of conversion. However, in the opinion of Tax Counsel, while the matter is subject to significant uncertainty, none of the consideration a holder would receive on conversion of a New Note should be attributable to accrued and unpaid interest. A U.S. holder should consult its own tax adviser regarding the treatment of accrued and unpaid interest upon conversion of a New Note.

If a U.S. holder converts a New Note between a record date for an interest payment and the interest payment date and consequently receives a payment of cash interest with respect to which the U.S. holder made a cash payment to us, as described in “Description of New 4.00% Notes—Conversion Rights” and “Description of New 4.25% Notes—Conversion Rights”, the U.S. holder should consult its own tax adviser concerning the appropriate U.S. Federal income tax treatment of the payment.

Disposition of the New Notes

A U.S. holder will recognize gain or loss on the sale, redemption or other taxable disposition of a New Note in an amount equal to the difference between the U.S. holder’s adjusted tax basis in the New Note and the amount realized on the disposition. A U.S. holder’s adjusted tax basis in a New Note will be equal to the amount the holder paid for the exchanged Original Note, increased by the amount of any market discount previously included in income by the U.S. holder and reduced by the amount of any amortizable bond premium allowable as a deduction with respect to the New Note. Any gain or loss recognized on a disposition will be capital gain or loss and will be long-term capital gain or loss if the New Note has a holding period of more than one year on the date of the disposition. In the case of a non-corporate holder, long-term capital gain is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

If a U.S. holder acquired an Original Note in the secondary market with market discount, the New Note received therefor will have the same market discount, and any gain recognized on a sale or other taxable disposition of the New Note will be treated as ordinary income to the extent of the market discount accrued during the holder’s period of ownership of the Original Note and the New Note, unless the holder previously elected for U.S. Federal income tax purposes to include market discount in income as it accrues. For this purpose, there is market discount if and to the extent the stated principal amount of an Original Note exceeds the holder’s initial tax basis in the Original Note, if that excess exceeds a de minimis amount. On a conversion or exchange of a New Note for our common stock, any accrued market discount not previously included in income would carry over from the New Note to our common stock unless it is taxable currently as ordinary income because the conversion or exchange is in whole or in part a taxable transaction. Alternatively, if a U.S. holder’s tax basis in an Original Note exceeds the stated principal amount of the Original Note, that excess may constitute amortizable bond premium, subject to applicable exceptions, and the New Note will have the same amortizable bond premium. The amount of amortizable bond premium, however, must be reduced by any portion of the premium that is attributable to the conversion feature of the New Note. A holder of a New Note with amortizable bond premium may elect to amortize that premium, subject to limitations and restrictions applicable to that election. Deductions attributable to the amortization of bond premium would offset interest income from a New Note with amortizable bond premium. A U.S. holder who acquired an Original Note with market discount or amortizable bond premium should consult its tax adviser regarding the possible application of the market discount and amortizable bond premium rules of the Code to the New Notes and to a conversion or other disposition of the New Note.

Adjustment of Conversion Price

The conversion price of a New Note is subject to adjustment in certain circumstances. Under section 305 of the Code and the Treasury regulations promulgated thereunder, adjustments to the conversion price of a New Note may result in a taxable constructive distribution to the U.S. holder of a New Note if and to the extent that certain adjustments to the conversion price that may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of our common stock) increase the proportionate interest of a U.S. holder of a New Note in our assets or earnings and profits. Such a constructive distribution will be treated as a dividend resulting in ordinary income to the extent of our current and accumulated earnings and profits, with any excess treated first as a tax-free return of capital to the extent of the U.S. holder’s tax basis in the New Note and thereafter as gain from the sale or exchange of the New Note. A U.S. holder’s tax basis in a New Note will be increased to the extent of any constructive distribution treated as a dividend. Moreover, if there is not a full adjustment to the conversion price of the New Note (or any other outstanding option, warrant, convertible debt or similar instrument) to reflect a stock dividend or other event increasing the proportionate interest of the holders of our outstanding common stock in our assets or earnings and profits, that increase in the proportionate interest of the holders of our common stock may be treated as a constructive distribution to those holders, taxable as described above.

Distributions on Common Stock

Distributions paid on our common stock, other than certain pro rata distributions of stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. Federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, and under current rules, which are scheduled to expire for taxable years beginning on or after January 1, 2011, dividends received by a non-corporate U.S. holder will be subject to U.S. Federal income tax at rates applicable to long-term capital gains, provided certain holding period requirements are satisfied. Unless the current rule is extended, dividends received by a non-corporate U.S. holder will be subject to taxation as ordinary income in taxable years beginning on or after January 1, 2011.

Sale or Other Disposition of Common Stock

Gain or loss realized by a U.S. holder on a sale or other disposition of our common stock will be capital gain or loss for U.S. Federal income tax purposes and will be long-term capital gain or loss if the U.S. holder has a holding period for the common stock of more than one year on the date of the disposition (except for any gain subject to the market discount rules, as described above). In the case of a non-corporate holder, long-term capital gain is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations. The amount of the U.S. holder’s gain or loss will be equal to the difference between the U.S. holder’s tax basis in the common stock disposed of and the amount realized on the disposition. The amount realized will not include any amount attributable to accrued interest, which will be taxable as ordinary income.

Non-U.S. Holders

The following discussion describes the material U.S. Federal income tax considerations relevant to a non-U.S. holder of a New Note or common stock into which the New Note is convertible. A non-U.S. holder is a beneficial owner of a New Note or our common stock that is a nonresident alien individual, a foreign corporation (or other entity treated as a corporation for U.S. Federal income tax purposes), or a trust or estate that is not a U.S. holder. Special rules apply to certain types of non-U.S. holders or their shareholders, including a controlled foreign corporation, passive foreign investment company, foreign government or agency or a person who owns ten percent or more of our voting stock.

Interest on New Notes

Under current U.S. Federal income tax law, and subject to the discussion below, U.S. Federal withholding tax will not apply to payments we or our paying agent (in its capacity as such) make of principal of or, under the “portfolio interest” exception of the Code, interest on a New Note provided that in the case of interest:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder; or

•	the non-U.S. holder is not a controlled foreign corporation for U.S. Federal income tax purposes that is related, directly or indirectly, to us through stock ownership (as provided in the Code); or

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•

the non-U.S. holder provides a signed written statement, on an IRS Form W-8BEN that can reliably be related to the non-U.S. holder, certifying under penalties of perjury that the non-U.S. holder is not a United States person within the meaning of the Code and providing the non-U.S. holder’s name and address to us or our paying agent or to a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds a New Note on the non-U.S. holder’s behalf and that certifies to us or our paying agent under penalties of perjury that it, or a bank or financial institution between it and the non-U.S. holder, has received from the non-U.S. holder its signed, written statement and provides us or our paying agent with a copy of that statement.

The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described immediately above. In addition, under those Treasury regulations special rules apply to pass-through entities, and the certification requirement may also apply to beneficial owners of pass-through entities.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to the non-U.S. holder will be subject to a 30 percent U.S. Federal withholding tax unless the non-U.S. holder provides us or our paying agent with a properly executed (1) IRS Form W-8ECI stating that interest paid on the New Note is not subject to withholding tax because it is effectively connected with conduct by the non-U.S. holder of trade or business in the United States or (2) IRS Form W-8BEN claiming an exemption from or reduction in the rate of that withholding tax under an applicable income tax treaty.

Exchange Fee

We intend to treat the payment of the exchange fee as ordinary income, as discussed above in “—U.S. Holders—Exchange Fee.” It is uncertain whether that ordinary income is interest income (or possibly gives rise to original issue discount) or is or consideration to holders for participating in the exchange offer. We intend to treat the exchange fee as consideration to holders for participating in the exchange offer, and therefore we will withhold U.S. federal income tax from any exchange fee paid to a non-U.S. holder. We will withhold at a rate of 30 percent unless the non-U.S. holder provides the withholding agent either an IRS Form W-8BEN certifying that under an applicable U.S. income tax treaty the payment is exempt from U.S. Federal income tax or is subject to a reduced rate of withholding or an IRS Form W-8ECI certifying that the payment is effectively connected with the holder’s conduct of trade or business within the United States. A non-U.S. holder that receives an exchange fee from which there has been withholding should consult its tax adviser whether to seek a refund or credit with respect to that tax.

Payments Other Than Interest on, and Dispositions of, the New Notes or Common Stock

All payments on a New Note other than interest and an exchange fee paid to a non-U.S. holder, including a payment made pursuant to a conversion, exchange, redemption or retirement (whether in cash or a combination of cash and our common stock), and any gain realized on a sale or other taxable disposition of a New Note or our common stock will be exempt from U.S. Federal income and withholding tax provided that:

•

those payments or that gain is not effectively connected with the conduct by the non-U.S. holder of trade or business in the United States (or, if any of certain income tax treaties applies, is not attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

•

in the case of a non-U.S. holder who is a nonresident alien individual, the individual is not present in the United States for 183 or more days in the taxable year of the sale or other disposition, and certain other conditions are met; and

•

in the case of gain recognized on a conversion of a New Note or an exchange, redemption, retirement, sale or other taxable disposition of a New Note or our common stock we are not, and have not been, within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the New Note or common stock, a United States real property holding corporation. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation for U.S. Federal income tax purposes. However, even if we are or were to become a United States real property holding corporation, a non-U.S. holder would not be subject to U.S. Federal income tax on any gain from the disposition of a New Note or our common stock if, at any time during the calendar year of the disposition, our common stock was regularly traded on an established securities market within the meaning of the applicable Treasury regulations, and the non-U.S. holder is not a “5% holder.” A 5% holder is (i) a non-U.S. holder of our common stock that beneficially owned, directly and indirectly, more than five percent of the total fair market value of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. holder’s holding period for our common stock and (ii) a non-U.S. holder of a New Note that beneficially owned, directly and indirectly, notes whose total fair market value, on the date they were acquired (and on the date or dates on which any additional New Notes were acquired), exceeds the fair market value on that date (or on the date or dates on which any additional New Notes were acquired) of five percent of all our common stock or, if the New Notes were regularly traded on an established securities market within the meaning of the applicable Treasury regulations, a non-U.S. holder of the New Notes that beneficially owned, directly and indirectly, more than five percent of the total fair market value of the New Notes at any time during the shorter of the five-year period ending on the date of disposition and the non-U.S. holder’s holding period for the New Notes.

Notwithstanding the foregoing, disposition proceeds representing accrued interest on a New Note that does not satisfy the requirements of the “portfolio interest” exception will be subject to U.S. Federal withholding tax unless the interest is exempt from U.S. withholding under an applicable income tax treaty or the interest is effectively connected with the conduct by the non-U.S. holder of trade or business in the United States (or, if any of certain income tax treaties applies, is not attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder).

If a non-U.S. holder of a New Note is engaged in trade or business in the United States, and if payments on the New Note are effectively connected with the conduct of that trade or business (and, if any of certain income tax treaties applies, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), the non-U.S. holder, although exempt from U.S. Federal withholding tax, will be taxed in the same manner as a U.S. holder with respect to those payments (see “—U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim the exemption from withholding tax. Such a non-U.S. holder should consult its own tax adviser with respect to other tax consequences of the ownership of a New Note, including the possible imposition of a branch profits tax at a rate of 30 percent (or lower rate as may be prescribed by an applicable income tax treaty).

Distributions on Common Stock

Dividends paid to a non-U.S. holder of our common stock will be subject to U.S. withholding tax at a 30 percent rate, subject to reduction under an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under a treaty. A non-U.S. holder who is subject to withholding tax under those circumstances should consult its own tax adviser as to whether it can obtain a credit or refund of all or a portion of the withholding tax.

If a non-U.S. holder of our common stock is engaged in trade or business in the United States, and if the dividends are effectively connected with the conduct of that trade or business (and, if any of certain income tax treaties applies, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder), the non-U.S. holder, although exempt from U.S. withholding tax, will be taxed in the same manner as a U.S. holder with respect to the dividends (see “—U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim a reduction of or exemption from U.S. withholding tax. Such a non-U.S. holder should consult its own tax adviser with respect to other U.S. Federal income tax consequences of the ownership of our common stock, including the possible imposition of a branch profits tax at a rate of 30 percent (or lower rate as may be prescribed by an applicable income tax treaty).

If a non-U.S. holder were deemed to have received a constructive dividend (see “—U.S. Holders—Adjustment of Conversion Price” above), the non-U.S. holder would be subject to U.S. withholding tax at a 30 percent rate, subject to reduction by an applicable income tax treaty, on the taxable amount of the dividend. Withholding tax applicable to any deemed dividend taxable to a U.S. holder may be withheld from interest paid on a New Note, distributions on our common stock or shares of common stock or proceeds thereof subsequently paid or credited to the non-U.S. holder. A non-U.S. holder who is subject to withholding tax under those circumstances should consult its own tax adviser as to whether it can obtain a credit or refund of all or a portion of the withholding tax. Any constructive dividend that is effectively connected with trade or business the non-U.S. holder conducts within the United States would be subject to tax as described in the preceding paragraph.

United States Federal Estate Tax

If a holder is an individual and is not a U.S. citizen or domiciliary of the United States for U.S. Federal estate tax purposes at the time of death, a New Note owned by that holder will not be subject to the U.S. Federal estate tax, unless, at the time of death:

•

the holder directly or indirectly, actually or constructively, owned ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder, or

•	the holder’s interest on the New Note was effectively connected with his conduct of trade or business within the United States.

Common stock owned or treated as owned by such an individual at the time of death will be included in the individual’s gross estate for U.S. Federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise and therefore may be subject to U.S. Federal estate tax.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on a New Note, our common stock and the proceeds from a sale or other disposition of a New Note or our common stock. A U.S. holder may be subject to U.S. backup withholding tax on those payments if it fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. holder may be subject to U.S. backup withholding tax on those payments unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. Federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Recent Legislation Imposing Additional Disclosure Requirements on Holders that are Foreign Entities

A non-U.S. holder should be aware of recently enacted legislation that beginning on January 1, 2013 will impose a 30 percent withholding tax on certain payments (which could include dividends on our common stock and gross proceeds from the sale, exchange or other disposition of our common stock) made to a foreign entity if that entity fails to satisfy certain disclosure requirements. Various requirements and exceptions are provided under the legislation, and additional requirements and exceptions may be provided in subsequent guidance. A non-U.S. holder should consult its own tax adviser regarding the potential application and impact of the new requirements based upon the non-U.S. holder’s particular circumstances.

The foregoing discussion sets forth the general rules with respect to the material U.S. Federal income tax considerations relating to the exchange offer and to the acquisition, ownership and disposition of a New Note and the common stock into which a New Note is convertible. Tax consequences different from those described above can apply to a holder by reason of the holder’s particular circumstances or to a holder that may be subject to special tax rules. Each investor should consult its own tax adviser as to the particular tax consequences to it of the exchange offer and of the acquisition, ownership and disposition of a New Note and our common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

INTERESTS OF DIRECTORS AND OFFICERS

To our knowledge, none of our directors, executive officers or controlling persons, or any of their affiliates, beneficially own any Original Notes or will be tendering any Original Notes pursuant to the exchange offer. Neither we nor any of our subsidiaries nor, to our knowledge, any of our directors, executive officers or controlling persons, nor any affiliates of the foregoing, have engaged in any transaction in the Original Notes during the 60 days prior to the date hereof.

LEGAL MATTERS

The validity of the New Notes and the guarantees offered hereby will be passed upon for us by Greenberg Traurig, LLP, Miami, Florida. Shearman & Sterling LLP, New York, New York, is representing Barclays Capital, Inc. and Morgan Stanley & Co. Incorporated.

EXPERTS

The consolidated financial statements of MasTec, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009 (incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009) have been incorporated in reliance on the report of BDO Seidman LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of PPL Management, Inc. and subsidiaries (i) as of December 31, 2008 and 2007 and for each of the years in the thee year period ended December 31, 2008 (incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed November 4, 2009) and (ii) as of September 30, 2009 and for each of the nine month periods ended September 30, 2009 and 2008 (incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed on February 8, 2010) have been incorporated in reliance on the reports of LarsonAllen LLP, an independent registered public accounting firm, given on the authority of such firm as an expert in accounting and auditing.

The valuation reports dated December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010 (incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, respectively) relating to the estimation of fair value of certain auction rate securities held by the Company, including the use of information contained in such reports, have been incorporated in reliance on such reports of Houlihan Smith & Company, Inc., given on the authority of such firm as an expert in valuation.

The exchange agent for the exchange offer is:

U.S. BANK NATIONAL ASSOCIATION

By Facsimile: (651) 495-8158	By Registered or Certified Mail:	By Mail, Hand or Overnight Delivery:

By Telephone: (800) 934-6802	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Floor - Bond Drop Window St. Paul, Minnesota 55107

The dealer managers for the exchange offer are:

BARCLAYS CAPITAL, INC.	MORGAN STANLEY & CO. INCORPORATED
Liability Management Group	Equity Products Group
745 7th Avenue	1585 Broadway
New York, New York 10019	New York, New York 10036
(212) 528-7581	(212) 761-2527

Questions, requests for assistance and requests for additional copies of this prospectus and related letter of transmittal may be directed to the dealer managers at their respective addresses set forth above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

In addition, under Section 607.0850 of the Florida Act, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under Section 607.0850 of the Florida Act, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the Florida Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify any director or former director to the fullest extent permitted by law. Our Amended and Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification. Our Amended and Restated Bylaws also permit us to purchase and maintain insurance on behalf of our directors, officers, employees and agents against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

We have obtained primary and excess insurance policies insuring our directors and officers and our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers. In addition, we have individual indemnification agreements with our directors.

With respect to the co-registrants, in addition to any indemnification available under state law or pursuant to the co-registrants’ respective organizational documents, which indemnification is substantially similar to that available under Florida law and MasTec’s organizational documents, agents of each of the co-registrants are entitled to indemnification in accordance with the relevant provisions of the Bylaws, as described above, and are covered under the same liability insurance policies obtained by MasTec.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, it is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description of Exhibit

1.1†	Dealer Manager Agreement

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Indenture, dated June 5, 2009, among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to the our Current Report on Form 8-K, filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.4**	Form of Supplemental Indenture in respect of the New 4.00% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.5**	Form of New 4.00% Notes

4.6**	Form of Supplemental Indenture in respect of the New 4.25% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

Exhibit No.	Description of Exhibit

4.7**	Form of New 4.25% Notes

5.1*	Legal Opinion of Greenberg Traurig, P.A.

8.1*	Tax Opinion of Greenberg Traurig, P.A.

12.1†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Greenberg Traurig, LLP (contained in Exhibits 5.1 and 8.1)

23.2†	Consent of BDO USA, LLP (formerly known as BDO Seidman LLP)

23.3†	Consent of LarsonAllen LLP

23.4†	Consent of Houlihan Capital Advisors, LLC

24.1†	Power of Attorney (contained on the signature pages of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility for Trustee under the Indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference in this Registration Statement on Form S-4.
†	Previously filed with Form S-4 filed on November 24, 2010

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each undersigned registrant undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on December 15, 2010.

MASTEC, INC.

By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas
Executive Vice President,
General Counsel and Secretary

CO-REGISTRANTS

Church & Tower, Inc.
MasTec Brazil I, Inc.
MasTec Brazil II, Inc.
MasTec Contracting Company, Inc.
MasTec Latin America, Inc.
MasTec North America, Inc.
MasTec Services Company, Inc.
MasTec Spain, Inc.
MasTec Venezuela, Inc.

By: *
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Direct Star TV, LLC
GlobeTec Construction, LLC.
MasTec Residential Services, LLC
MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC)
MasTec Property Holdings, LLC
Nsoro MasTec, LLC
Power Partners MasTec, LLC

By their sole member or manager, as applicable:
MasTec North America, Inc.,

By: *
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Nsoro MasTec International, Inc.

By:	*
Jose R. Mas
President and Chief Executive Officer
(Principal Executive Officer)

By:	*
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Precision Acquisition LLC

By its sole member:

MasTec, Inc.

By: *
Jose R. Mas
Chief Executive Officer
(Principal Executive Officer)

By: *
C. Robert Campbell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Precision Pipeline LLC
Precision Transport Company, LLC

By:	*
Michael Daniel Murphy
President
(Principal Executive Officer)

By:	*
Kara Linderholm
Vice President of Finance
(Principal Financial and Accounting Officer)

Pumpco, Inc.

By:	*
Alan Roberts
President
(Principal Executive, Financial and Accounting Officer)

Three Phase Acquisition Corp.

By:	*
Robert Apple
President
(Principal Executive Officer)

By:	*
C. Robert Campbell
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Three Phase Line Construction, Inc.

By:	*
Stanley Tedder
President
(Principal Executive Officer)

By:	*
T. Michael Love
Treasurer
(Principal Financial and Accounting Officer)

Wanzek Construction, Inc.

By:	*
James Henry
President
(Principal Executive Officer)

By:	*
C. Robert Campbell
Vice President and Treasurer
(Principal Financial and Accounting Officer)

*By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ * Jorge Mas	Chairman of the Board of Directors	December 15, 2010

/S/ * Jose R. Mas(1)	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	December 15, 2010

/S/ * C. Robert Campbell(1)(2)	Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2010

/S/ * Ernst N. Csiszar	Director	December 15, 2010

/S/ * Robert J. Dwyer	Director	December 15, 2010

/S/ * Frank E. Jaumot	Director	December 15, 2010

/S/ * Julia L. Johnson	Director	December 15, 2010

/S/ * Jose S. Sorzano	Director	December 15, 2010

/S/ * John Van Heuvelen	Director	December 15, 2010

*	By:	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas Attorney-in-Fact

(1)	Messrs. Mas and Campbell comprise all of the members of each respective Board of Directors of the following co-registrants: Church & Tower, Inc., MasTec Brazil I., Inc., MasTec Brazil II, Inc., MasTec Contracting Company, Inc., MasTec Latin America, Inc., MasTec North America, Inc., MasTec Services Company, Inc., MasTec Spain, Inc., MasTec Venezuela, Inc. and Nsoro MasTec International, Inc. Jose R. Mas is the principal executive officer and C. Robert Campbell is the principal financial and accounting officer of each such co-registrants. MasTec North America, Inc. is the sole managing member of each of Direct Star TV, LLC, GlobeTec Construction, LLC, MasTec Wireless Services, LLC (f/k/a MasTec North America AC, LLC), MasTec Property Holdings, LLC, MasTec Residential Services, LLC, Nsoro MasTec, LLC and Power Partners MasTec, LLC. MasTec, Inc. is the sole member of Precision Acquisition, LLC.
(2)	Mr. Campbell is one of two directors of each of Pumpco, Inc. and Wanzek Construction, Inc.

Signature	Title	Date

/S/ *	President (Principal Executive Officer) and Director of Three Phase Acquisition Corp;	December 15, 2010
Robert Apple

Director of each of Three Phase Line Construction, Inc., Pumpco, Inc., Precision Pipeline LLC, Precision Transport Company, LLC and Wanzek Construction, Inc.

/S/ *	President (Principal Executive Officer) and Director Three Phase Line Construction, Inc.	December 15, 2010
Stanley Tedder

/S/ *	Treasurer (Principal Financial and Accounting Officer) Three Phase Line Construction, Inc.	December 15, 2010
T. Michael Love

/S/ *	Treasurer (Principal Financial and Accounting Officer) of Three Phase Acquisition Corp.	December 15, 2010
Pablo Alvarez

Director of each of Precision Pipeline LLC, Precision Transport Company, LLC and Three Phase Line Construction, Inc.

/S/ *	President (Principal Executive, Financial and Accounting Officer) of Pumpco, Inc.	December 15, 2010
Alan Roberts

/S/ *	President (Principal Executive Officer) and Director of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 15, 2010
Michael Daniel Murphy

/S/ *	Director of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 15, 2010
Steven Rooney

/S/ *	Vice President of Finance (Principal Financial and Accounting Officer) of each of Precision Pipeline LLC and Precision Transport Company, LLC	December 15, 2010
Kara Linderholm

*By	/S/ ALBERTO DE CARDENAS
Alberto de Cardenas Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1†	Dealer Manager Agreement

4.1	Composite Articles of Incorporation filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein.

4.2	Amended and Restated By-laws of MasTec, inc., filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2010 and incorporated by reference herein.

4.3	Indenture, dated June 5, 2009, among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee filed as Exhibit 4.2 to the our Current Report on Form 8-K, filed with the SEC on June 5, 2009 and incorporated by reference herein.

4.4**	Form of Supplemental Indenture in respect of the New 4.00% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.5**	Form of New 4.00% Notes

4.6**	Form of Supplemental Indenture in respect of the New 4.25% Notes to be entered into among MasTec, Inc., the Guarantors and U.S. Bank National Association, as trustee.

4.7**	Form of New 4.25% Notes

5.1*	Legal Opinion of Greenberg Traurig, P.A.

8.1*	Tax Opinion of Greenberg Traurig, P.A.

12.1†	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Greenberg Traurig, LLP (contained in Exhibits 5.1 and 8.1)

23.2†	Consent of BDO USA, LLP (formerly known as BDO Seidman LLP)

23.3†	Consent of LarsonAllen LLP

23.4†	Consent of Houlihan Capital Advisors, LLC

24.1†	Power of Attorney (contained on the signature pages of this Registration Statement)

25.1†	Form T-1 Statement of Eligibility for Trustee under the Indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K or other SEC filing which will be incorporated by reference in this Registration Statement on Form S-4.
†	Previously filed with Form S-4 filed on November 24, 2010